Exhibit 99.B(d)(1)

The Lincoln National Life Insurance Company

(the “Company”)

A Stock Company

Home Office Location:	[Fort Wayne, Indiana]
Administrator Mailing Address:	The Lincoln National Life Insurance Company
[350 Church Street
Hartford, CT 06103-1106]

State of Issue Department of Insurance:	[Alabama]
Consumer Services Phone Number:	[(334) 269-3550]

The Lincoln National Life Insurance Company agrees to pay the Death Benefit Proceeds to the Beneficiary after receipt of Due Proof of Death of the Insured while this Policy is In Force and to provide the other rights and benefits according to the terms of this Policy.

Read this Policy Carefully

This is a legal contract between you and us. This Policy is issued and accepted subject to the terms set forth on the following pages, which are made a part of this Policy.  In consideration of the application and the payment of premiums  as provided, this Policy is executed by us as  of  the  Policy Date at  the  Administrator Mailing Address shown above. Pay particular attention to the Policy Specifications as they are specific to you and may contain important terms and conditions.

Right to Examine this Policy

You may return this Policy for any reason to the insurance agent through whom it was purchased, to any other insurance agent of the Company or to us at the Administrator Mailing Address listed above within [10] days after its receipt ([30] after its receipt if this Policy is issued in replacement of other insurance, or any longer period as may be required by the applicable law in the state where this Policy is delivered or issued for delivery). If returned, this Policy will be considered void from the Policy Date and we will refund, as of the  date the returned Policy is  received by us, the Accumulation Value less Debt plus any charges and fees taken under the Policy’s terms.

ANY BENEFITS, INCLUDING DEATH BENEFITS, AND VALUES PROVIDED BY THIS POLICY BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE DAILY, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

The Death Benefit Proceeds on the Policy Date equal the Initial Specified Amount of this Policy. Thereafter, the Death Benefit Proceeds may vary under the conditions described in the “Insurance Coverage and Death Benefit Provisions” of this Policy.

[President]	[Secretary]

Insured:	[INSURED NAME]

Policy Number:	[SPECIMEN]

INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ADJUSTABLE LIFE INSURANCE POLICY

Death Benefit Proceeds are payable if the Insured dies while this Policy is In Force. Investment results are reflected in Policy benefits. The Surrender Value is payable upon surrender of this Policy. Flexible premiums are payable to the earlier of the Insured’s Attained Age 121 or the Insured’s death. Planned Premium payments and additional Riders and/or benefits are shown in the Policy Specifications. This Policy is non-participating; it is not eligible for dividends.

For information or assistance regarding this Policy call: [ 800-444-2363]

ICC18-VUL684	ICC

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.

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Table of Contents

Provision	Page*

Summary of Policy Features	2a
Individual Flexible Premium Variable Adjustable Life Insurance; Coverage Duration; Accumulation Value; Interest; Separate Account Performance; No-Lapse Provision; Monitoring Your Policy’s Performance

Policy Specifications	3
Summarizes benefits that you purchased including charges and expenses

Riders and Benefits Charges	3a

Table of Surrender Charges	3b
Surrender Charge as of Beginning of Policy Year; Calculation of Charge for Decrease in Specified Amount

Table of Expense Charges and Fees	3c
Guaranteed Maximum Premium Load; Cost of Insurance; Guaranteed Maximum Monthly Administrative Fee; Guaranteed Maximum Mortality and Expense (“M&E”) Risk Charge Rate; Transfer Fee

Table of Guaranteed Maximum Cost of Insurance Rates	3d

Corridor Percentages Table	3e
Death Benefit Qualification Test

No-Lapse Provision	3f

Definitions	5

The Contract	7
Entire Contract; Changes to Contract Terms; Non-Participating; Misstatement of Age or Sex; Incontestability

Ownership	7
Rights of Owner; Transfer of Ownership; Assignment; Some Important Things You Should Do

Beneficiary	8
Beneficiary; Change of Beneficiary

Insurance Coverage and Death Benefit Provisions	8

Date of Coverage; Termination of Coverage; Death Benefit Proceeds; Death Benefit Options; Accumulated Premium for Death Benefit Option 3; Notice of Claim; Income Tax on Death Benefits; Suicide; Method of Payment; Interest on Death Benefit; Continuation of Coverage After Insured’s Attained Age 121

Changes in Insurance Coverage	10
Increases in Specified Amount; Decreases in Specified Amount; Changes in Death Benefit Option; Premium Class Changes; Rider and/or Benefit Additions; Policy Split Prohibition

Premium and Allocation Provisions	11

Payment of Premiums; Planned Premiums; Additional Premiums; No-Lapse Provision; Premium Refund at Death; Premium Allocation Instructions; Account Allocation Instructions; Optional Sub-Account Allocation Programs

Grace Period, Continuation of Insurance and Reinstatement Provisions	13
Grace Period; Continuation of Insurance; Reinstatement

Policy Values Provisions	14

Accumulation Value; Fixed Account Value; Separate Account Value; Variable Accumulation Unit Value; Loan Account Value; Interest Credited Under Fixed Account; Interest Credited Under Loan Account; Mortality and Expense Risk (“M&E”) Charge; Fees Associated with the Underlying Funds; Persistency Bonus; Monthly Deduction; Cost of Insurance; Cost of Insurance Rates; Basis of Values; Changes in Rates and Charges

Separate Account Provisions	17
Separate Account; Sub-Accounts; Investments of the Sub-Accounts; Investment Risk; Underlying Fund Withdrawal

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and Substituted Securities

Transfer Privilege Provisions	18
Transfer Privilege; Transfer Fees; Transfers from the Fixed Account; Transfers from a Sub-Account; Change of Terms and Conditions

Surrender Provisions	18

Surrender; Surrender Charges; Charge for Decrease in Specified Amount; Surrender Charge for Full Surrender; Partial Surrender (i.e. Withdrawal); Effect of Partial Surrenders on Accumulation Value and Specified Amount

Loan Provisions	20
Loans; Fixed Loan; Loan Account; Loan Repayment; Interest Rate Charged on Fixed Loan; Loan Repayment; Debt

General Provisions	21

Annual Report; Compliance with the Internal Revenue Code; Conformity with Interstate Insurance Product Regulation Commission Standards; Deferment of Payments; Modified Endowment; Payment of Proceeds; Projection of Benefits and Values

Effect of Policy on Riders Provisions	22

Effect of Riders on Policy Provisions	22

Settlement Options	23

*Page 4 is intentionally blank.

Amendments, Endorsements, or Riders, if any, and a copy of the application follow Page 24.

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Summary of Policy Features

This summary is an overview of the important features and operations of your Policy. It is meant to give you a basic understanding of your Policy. Specific details regarding these features are only provided in the Policy provisions and cannot fully be described in a summary. This summary is not a substitute for reading the entire Policy carefully.

Individual Flexible Premium Variable Adjustable Life Insurance This title is our generic name for variable universal life insurance. “Flexible premium” means that you may pay premiums by any method agreeable to us, at any time prior to the Insured’s Attained Age 121 and in any amount subject to certain limitations. It is important to maintain the payment(s) of your Planned Premium, as shown on the Policy Specifications, in order to keep your Policy In Force. “Adjustable life insurance” means that you, with our agreement, can change the death benefit to meet your changing needs.

The Policy provides for a Fixed Account and a Separate Account. Based on the allocation instructions you provide, we will direct any Net Premium Payment into one or both of these accounts.

The Fixed Account is part of the Company’s general assets, is not subject to market fluctuation and interest is credited subject to a minimum rate.

The investment performance of Separate Account assets is kept separate from the Company’s general assets and will fluctuate based on the performance of the Sub-Accounts you invest in. Please see the “Separate Account Provisions” and Policy Specifications for more details.

Coverage Duration The duration of coverage will vary based upon changes in the amount, timing and frequency of your premium payments, changes to the coverage under your Policy and any Riders attached to your Policy, and the other factors described in the following sections.

Accumulation Value The Accumulation Value is a key component of your Policy. The Accumulation Value is the total of the Fixed Account, Separate Account, and the Loan Account. We apply a charge to each premium you pay and then add the balance to the Fixed Account and Separate Account in accordance with your allocation instructions.

On a monthly basis, we deduct the cost of providing the coverage (the Cost of Insurance) and the cost of any additional benefits and/or Riders and administrative charges.  This charge is known as the “Monthly Deduction”  and is taken from the Fixed Account and any Separate Account in the same proportion as the balances invested in the total of such account(s).

We will deduct a daily Mortality and Expense Risk Charge, if any, from each Sub-Account.

Subject to the guaranteed maximums and guaranteed minimums shown in the Policy Specifications, we can change these charges based on certain contractually identified factors. We can also change interest rates credited to this Policy at any time based on certain contractually identified factors subject to a minimum rate.

Simply put, premium, interest additions, and positive Separate Account performance increase the Accumulation Value. Both our charges and negative Separate Account performance decrease the Accumulation Value. If additions exceed deductions, your Accumulation Value increases; if deductions exceed additions, your Accumulation Value decreases. If the Surrender Value (Accumulation Value, less surrender charge, less Debt) becomes so small that we cannot take an entire Monthly Deduction, your Policy may terminate; see, however, the “Grace Period” provision and the “No-Lapse Provision”.

The length of time your Policy remains In Force will vary based on changes in the following factors:

•                  Frequency, timing, and amount of any premium payment(s).

•                  Policy changes such as loans, partial surrenders, Death Benefit Option changes, increases or decreases in Specified Amount and the addition or removal of Riders.

•                  Interest credited to your Accumulation Value from the Fixed Account.

•                  Separate Account performance.

•                  Monthly Deductions.

•                  If the “No-Lapse Provision” is In Force and the No Lapse Test is met.

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Interest Do not assume that interest rates will remain constant for any extended period of time. We may change interest rates at any time on the Fixed Account and Persistency Bonus based on certain contractually identified factors subject to a guaranteed minimum rate.

Separate Account Performance Separate Account performance can vary greatly, may increase or decrease on a daily basis, and is not guaranteed. You are able to select, monitor and change Sub-Account choices to meet your objectives or investment conditions.

No-Lapse Provision Your Policy provides for a “ No-Lapse Provision” which can ensure that your coverage will continue regardless of Surrender Value as long as the required No-Lapse Premium is paid during the No-Lapse Period. The length of the No-Lapse Period is shown in the Policy Specifications.

Note conditions that can impact whether the “No-Lapse Provision” will remain In Force include:

•                  Partial Surrenders taken;

•                  Debt; and

•                  Continued payment of required No-Lapse Premium.

Monitoring Your Policy’s Performance          We will send you an Annual Report (Statement of Account) of your Policy to help you monitor your Policy Values and compare it to your objectives when you purchased your Policy. Ask your life insurance agent to explain anything you do not understand. You may need to adjust your premiums to achieve your insurance objectives. You may Request from us, at any time while your Policy is In Force, an in force projection of future death benefits and Policy Values.   We encourage you to Request an in force projection at least once each Policy Year, subject to the terms of the “Projection of Benefits and Values” provision of this Policy. We are also available to answer your questions and assist you in making changes to your Policy.

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Definitions

Accumulation Value The sum of (1) the Fixed Account Value plus (2) the Separate Account Value plus (3) the Loan Account Value under this Policy, as described in the “Policy Values Provisions”.

Administrator Mailing Address The Administrator Mailing Address for this Policy is shown on the front cover.

Attained Age (Age) The Insured’s Issue Age plus the number of completed Policy Years that have elapsed since the Policy Date. The Insured’s Attained Age increases by one on each Policy Anniversary. For purposes of this Policy, the Insured’s Attained Age increase will always occur on the Policy Anniversary regardless of when the Insured’s actual birthday occurs.

Beneficiary The person(s) or entity(ies) named in the application for this Policy, unless later changed as provided for by this Policy, to whom we will pay the Death Benefit Proceeds upon the death of the Insured.

Cost of Insurance The monthly cost of providing life insurance under this Policy.

Date of Issue The date from which Suicide and Incontestability periods are measured.  The Date of Issue is shown in the Policy Specifications.

Death Benefit Proceeds The amount payable upon the death of the Insured as described in the “Death Benefit Proceeds” provision.

Debt The total of any outstanding loans against this Policy, including loan interest accrued but not yet charged. May also be referred to as “Indebtedness”.

Due Proof of Death A certified copy of an official death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to us.

Evidence of Insurability Evidence satisfactory to us related to the health, lifestyle, and financial and other circumstances that may impact the insurability of the Insured.

Fixed Account An account to which you may allocate your Net Premium Payments and transfer values. The Fixed Account is a part of the Company’s general account, and Fixed Account assets are general assets of the Company.  Fixed Account principal is not subject to market fluctuation and interest is credited at a rate not less than the Guaranteed Minimum Fixed Account Interest Rate as shown in the Policy Specifications.

In Force Not terminated for any reason.

Insured The person whose life is insured under this Policy.

Irrevocable Beneficiary A Beneficiary named by you as irrevocable. Any Beneficiary that you designate as irrevocable must provide consent for you to exercise certain ownership rights as specified in this Policy.

Issue Age The Insured’s age nearest birthday on the Policy Date.

Lapse Terminate without value.

Loan Account The account in which amounts equal to amounts loaned under this Policy for a Fixed Loan, including charged loan interest, accrue once transferred out of the Fixed Account and Sub-Accounts, as applicable. The Loan Account is part of our general account.

Monthly Anniversary Day The day of the month shown in the Policy Specifications when we deduct the Monthly Deduction, or the next Valuation Day if the Monthly Anniversary Day is not a Valuation Day.

Monthly Deduction The amount deducted on each Monthly Anniversary Day from the Surrender Value for certain expenses and the Cost of Insurance, as described in the “Monthly Deduction” provision.

Net Premium Payment The portion of a premium payment, after deduction of the Premium Load shown in the Table of Expense Charges and Fees in the Policy Specifications, available for allocation to the Fixed Account and any of the Sub- Account(s).

No-Lapse Premium The required premium which must be paid to guarantee that this Policy will not Lapse during the specified No-Lapse Period as described in the “No-Lapse Provision”, if applicable.

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1940 Act The Investment Company Act of 1940, as amended.

Notice, Election, Request (In Writing) With respect to any Notice, Election or Request to us, this term means a written form of communication satisfactory to us and received at our Service Office. We retain the right to agree in advance to accept communication by telephone or some other form of transmission, in a manner we prescribe. We will not be responsible for any action we take or allow before we receive a communication at our Service Office. With respect to any Notice, Election or Request from us to you or any other person, this term means a written form of communication by ordinary mail to such person at the most recent address in our records. If agreed to in advance by you, we may also send communication to you by some other form of transmission.

Owner The person(s) or entity(ies) shown in the Policy Specifications who may exercise rights under this Policy, unless later changed as provided for by this Policy. If no Owner is designated, the Insured will be the Owner.

Policy Anniversary The same date (month and day) each Policy Year equal to the Policy Date, or the next Valuation Day if the Policy Anniversary is not a Valuation Day.

Policy Date The date on which life insurance begins if the necessary premium has been paid. This is also the date from which Monthly Anniversary Days, Policy Anniversaries, Policy Months, Policy Years, and Planned Premium due dates are determined.

Policy Month The period from one Monthly Anniversary Day up to, but not including, the next Monthly Anniversary Day.

Policy Specifications The pages of this Policy which show your benefits, premium, costs, and other Policy information.

Policy Year(s) The one year period beginning on the Policy Date and ending one day before the Policy Anniversary and each subsequent one year period beginning on a Policy Anniversary.

Premium Class The Insured’s classification for this Policy, determined by our underwriting evaluation, as shown in the Policy Specifications.

SEC The Securities and Exchange Commission.

Separate Account A segregated account including the Sub-Account(s) thereunder, to which Net Premium Payments are, or have been allocated, or amounts may be transferred to.  Separate Account assets are not chargeable with the Company’s general liabilities. The investment performance of Separate Account assets is kept separate from the Company’s general assets.

Specified Amount The amount you chose which is used to determine the amount of death benefit and the amount of Rider benefits, if any. The Minimum Specified Amount allowable under this Policy and the Specified Amount at issue (“Initial Specified Amount”) are shown in the Policy Specifications. The Specified Amount may be increased or decreased as described in this Policy.

Sub-Account(s) Divisions of the Separate Account created by the Company to which you may allocate your Net Premium Payments and among which amounts may be transferred.

Surrender Value The Accumulation Value on the date of surrender or partial surrender, less any Debt, and less any applicable surrender charge shown in the Table of Surrender Charges in the Policy Specifications.

Underlying Fund(s) The Underlying Funds are the investments within the Sub-Account(s) to which the Net Premium Payments may be allocated. See “Investments of the Sub-Accounts” provision for additional details.

Valuation Day Any day on which the New York Stock Exchange is open for business, except a day during which trading on the New York Stock Exchange is restricted or on which an SEC-determined emergency exists or on which the valuation or disposal of securities is not reasonably practicable, as determined under applicable law.

Valuation Period The period beginning immediately after the close of business on a Valuation Day and ending at the close of business on the next Valuation Day.

Variable Accumulation Unit A unit of measure used to calculate the value of a Sub-Account as described in the “Variable Accumulation Unit Value” provision.

You, your The Owner(s) of this Policy.

We, our, us The Company.

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The Contract

Entire Contract This Policy, the application for this Policy, and any Amendment(s), Endorsement(s), Rider(s), and supplemental application(s) that may be attached are the entire contract between you and us. All statements made in the application will, in the absence of fraud, be deemed representations and not warranties.  We will not use any statement to contest this Policy unless it is contained in an application and a copy of the application is attached to this Policy when issued.

Changes to Contract Terms Only an authorized Officer of the Company may make or modify the terms of the Policy or any of its Amendments, Endorsements or Riders. Any such changes must be provided in a Notice in order to be effective.

We reserve the right to make changes in this Policy or to make distributions from this Policy to the extent we deem necessary, in our sole discretion, to continue to qualify this Policy as life insurance. Any such changes will apply uniformly to all Policies that are affected. You will be given advance Notice of such changes.

Non-Participating This Policy is not entitled to share in surplus distribution.

Misstatement of Age or Sex If the date of birth or sex of the Insured is misstated, we will adjust the Death Benefit Proceeds to the amounts that would have been purchased by the most recent Cost of Insurance deduction at the correct Issue Age and sex. No adjustment will be made to the Accumulation Value of the Policy.

Incontestability Except for nonpayment of premium, this Policy will be incontestable after it has been In Force for 2  years from the Date of Issue shown in the Policy Specifications. This means that we will not use any misstatement in the application to challenge a claim or contest liability after that time.

Any increase in the Specified Amount effective after the Date of Issue will be incontestable only after such increase has been In Force for 2 years. The basis for contesting an increase in Specified Amount will be limited to material misrepresentations made in the supplemental application for the increase.

If this Policy is reinstated, the basis for contesting after reinstatement will be:

a.              limited to the remainder of the original contestable period, if any, for material misrepresentations made in the original application; and

b.              limited for a period of 2 years from the date of reinstatement for material misrepresentations made in the reinstatement application.

Ownership

Rights of Owner While an Insured is living except as provided below and subject to any applicable state law, you may exercise all rights under this Policy including, but not limited to, the right to:

a.              return this Policy under the “Right to Examine this Policy” provision;

b.              surrender this Policy;

c.               agree with us to any change in or amendment to this Policy;

d.              transfer all your rights to another person or entity;

e.               change the Beneficiary (unless you specifically submit a Request to not to reserve this right);

f.                assign this Policy;

g.               effect a loan;

h.              effect a transfer to or from the Fixed Account or Sub-Account(s);

i.                  make premium payments that are to be allocated to the Fixed Account or Sub-Account(s);

j.                 effect a partial surrender (i.e. withdrawal); and

k.              effect a reinstatement.

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You must have the consent of any assignee recorded with us to exercise your rights under this Policy. You may exercise your rights subject to the consent of any Irrevocable Beneficiary, subject to any applicable law.

Unless provided otherwise, if you are not the Insured and you die before the Insured, all of your rights under this Policy will transfer and vest in your executors, administrators or assigns.

Transfer of Ownership You may transfer all of your rights under this Policy by submitting a Request.  The Request does not need to be signed by the Beneficiary unless you have designated an Irrevocable Beneficiary. You may revoke any transfer prior to its effective date by submitting a Request. A transfer of ownership, or a revocation of transfer, will not take effect until recorded by us. Once we have recorded the transfer or revocation of transfer, unless a future date is specified by you, it will take effect as of the date of the latest signature on the Request. Any payment made or any action taken or allowed by us before we record the transfer or revocation of transfer will be without prejudice to us.

On the effective date of transfer, the transferee will become the Owner and will have all the rights and be subject to the limitations of the Owner as described under the “Rights of Owner” provision of this Policy. Unless you direct us otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of transfer.

Assignment Assignment of this Policy must be submitted by Request and, unless a future date is specified by you, will take effect as of the date the assignment is signed.   We will not be responsible for any action we take or allow before we receive a communication at our Administrator Mailing Address.  We will not be responsible for the validity or sufficiency of any assignment. While an assignment is in effect, to the extent provided under the terms of the assignment, an assignment will:

a.              transfer the interest of any designated transferor; and

b.              transfer the interest of any Beneficiary, unless an Irrevocable Beneficiary has been designated.

Some Important Things You Should Do

a.              Provide us with any change in your mailing address in a timely manner.

b.              Pay sufficient premiums on time to keep your Policy In Force.

c.               Notify us of any change in Beneficiary.

Beneficiary

Beneficiary You may designate more than one Beneficiary. If you designate more than one Beneficiary, any Death Benefit Proceeds payable will be paid in equal shares to the survivors in the appropriate Beneficiary class, unless you submit a Request otherwise. If no Beneficiary is alive when the Death Benefit Proceeds become payable or in the absence of any Beneficiary designation, the Death Benefit Proceeds will transfer and vest in you or in your executors, administrators or assigns.

Change of Beneficiary While the Insured is alive, you may change the Beneficiary by submitting a Request. Unless a future date is specified by you, any change will take effect as of the date the Request is signed. The Insured need not be living when the requested change is recorded by us, however the requested change must be delivered to us prior to the death of the Insured. The Beneficiary does not have to sign the Request unless you have designated an Irrevocable Beneficiary. Any payment made or any action taken or allowed by us before we record the change of Beneficiary will be without prejudice to us.

Insurance Coverage and Death Benefit Provisions

Date of Coverage The dates of coverage under this Policy will be as follows:

a.              For all coverages provided in the original application, the effective date of coverage will be the Policy Date provided the initial premium has been paid and the Policy has been accepted by you (1) while the Insured is living and (2) prior to any change in the Insured’s health or any other factor affecting insurability of the Insured as represented in the application for this Policy.

b.              For any increase, decrease, or addition to coverage, the effective date of coverage will be the Monthly Anniversary Day on or next following the day we approve the application for the increase, decrease, or addition to coverage, and the first month’s Cost of Insurance for the increase, if applicable, is deducted as described in the “Increase to Specified Amount” provision, provided the Insured is living on such day.

c.               For any insurance that has been reinstated, the effective date of coverage will be the date as described in the “Reinstatement” provision.

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Termination of Coverage All coverage under this Policy terminates on the first of the following to occur:

a.              a full surrender of this Policy;

b.              the Insured’s death; or

c.               failure to pay the amount of premium necessary to avoid termination before the end of any applicable grace period.

No action by us after this Policy has terminated, including any Monthly Deduction made effective after termination of coverage, will constitute a reinstatement of this Policy or waiver of the termination. Any such deduction will be refunded.

Death Benefit Proceeds If the Insured dies while this Policy is In Force and upon Notice of Claim, we will pay Death Benefit Proceeds equal to the greater of:

a.              the amount determined under the Death Benefit Option in effect on the date of the Insured’s death, plus any Riders or benefits that are payable, less any Debt; or

b.              an amount equal to the Accumulation Value on the date of the Insured’s death multiplied by the applicable percentage shown in the Corridor Percentages Table in the Policy Specifications, plus any Riders or benefits that are payable, less any Debt.

Death Benefit Options    The Death Benefit Option on the Policy Date is shown in the Policy Specifications. This Policy provides for the following Death Benefit Options:

a.              Death Benefit Option 1 (Level): The Specified Amount on the date of the Insured’s death less any partial surrenders after the date of death.

b.              Death Benefit Option 2 (Increasing): The greater of: 1) the Specified Amount on the date of the Insured’s death plus the Accumulation Value on the date of death, less any partial surrenders after the date of death; or 2) the Specified Amount on the date of death, multiplied by the Death Benefit Option 2 Factor as shown in the Policy Specifications, if Death Benefit Option 2 is elected, less any partial surrenders after the date of death.

c.               Death Benefit Option 3 (Increase by Premium): The Specified Amount on the date of the Insured’s death plus the Accumulated Premium as described below on the date of death, less any partial surrenders on the date of death. The Death Benefit Option 3 Limit shown in the Policy Specifications is the maximum death benefit under this option, if Death Benefit Option 3 was elected at issue.

Accumulated Premium for Death Benefit Option 3 The Accumulated Premium is determined on each Monthly Anniversary Day and equals the sum of all premiums paid less any partial surrenders. The Accumulated Premium will never be less than zero. Any premium paid that will cause the death benefit to exceed the Death Benefit Option 3 Limit will be applied to this Policy, but will only increase the death benefit up to the Death Benefit Option 3 Limit.

Notice of Claim You or someone on your behalf must provide us with Notice of Due Proof of Death of the Insured within 30 days or as soon as reasonably possible after the death of the Insured.

Income Tax on Death Benefits    This Policy is intended to qualify as life insurance under the Internal Revenue Code so that the Death Benefit Proceeds, not including interest from the date of the Insured’s death, will not be taxable as income to the Beneficiary(ies). To do so, this Policy must qualify under one of two tests, the Cash Value Accumulation Test or the Guideline Premium Test as defined in the Internal Revenue Code Section 7702. The Death Benefit Qualification Test for this Policy is shown in the Policy Specifications and cannot be changed. Unless you Elect otherwise when applying for this Policy, the Death Benefit Qualification Test is the Guideline Premium Test.

Suicide If the Insured commits suicide, whether sane or insane, within 2 years from the Date of Issue, the Death Benefit Proceeds will be limited to a refund of the premiums paid less any Debt and any partial surrenders.

If the Insured commits suicide, whether sane or insane, within 2 years from the date of any increase in the Specified Amount, the Death Benefit Proceeds with respect to such increase will be limited to a refund of the monthly charges paid for the cost of the increase in the Specified Amount.

Method of Payment Upon the Insured’s death while the Policy is In Force, Death Benefit Proceeds may be paid in a lump sum or left with us for payment under a settlement option that we make available.

Interest on Death Benefit We will pay interest on any Death Benefit Proceeds payable. Interest shall accrue and will be paid from the date of the Insured’s death to the date when Death Benefit Proceeds are paid at a rate equal to the rate applied to Death Benefit Proceeds left on deposit with us.

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Additionally, we will pay interest on the Death Benefit Proceeds at an annual rate of 10.00% beginning with the date that is 31 days from the latest of a., b., or c. to the date when Death Benefit Proceeds are paid, where:

a.              is the date of our receipt of Due Proof of Death of the Insured;

b.              is the date we receive sufficient information to determine our liability, the extent of our liability, and the appropriate payee legally entitled to the Death Benefit Proceeds; and

c.               is the date that legal impediments to payment of Death Benefit Proceeds that depend on the action of parties other than us are resolved and sufficient evidence of the same is provided to us.

Legal impediments to payment shall include, but are not limited to (a) the establishment of guardianships and conservatorships; (b) the appointment and qualification of trustees, executors and administrators; and (c) the submission of information required to satisfy any state or federal reporting requirements.

Continuation of Coverage After Insured’s Attained Age 121 Unless otherwise agreed to by you and us,  if this Policy is In Force at the Insured’s Attained Age 121 (but not in the grace period), the Separate Account Value, if any, will be transferred to the Fixed Account on the next Policy Anniversary Day after the Insured’s Attained Age 121. No further premium payments will be allowed and we will:

a.              continue to credit interest to the Fixed Account as described in the “Interest Credited Under Fixed Account” provision;

b.              no longer charge Monthly Deductions under this Policy;

c.               not allow any changes to the Specified Amount;

d.              change the Death Benefit Option to Death Benefit Option I, if applicable, and not allow any more changes;

e.               allow loans and partial surrenders to be taken. Loan interest rates will apply as shown in the Policy Specifications and loan repayments can continue to be made. You may repay all or part of a loan at any time while this Policy is In Force; and

f.                continue this Policy In Force until it is surrendered or the Death Benefit Proceeds become payable.

This provision will not continue any Rider attached to this Policy beyond the date for such Rider’s termination, as provided in the Rider.

If this Policy is in the grace period at the Insured’s Attained Age 121, you will need to pay the minimum amount required to remove this Policy from the grace period in order to guarantee continuation of this Policy beyond the Insured’s Attained Age 121.

With regards to the changes in benefits detailed under this provision, there is some uncertainty whether this Policy would continue to qualify as life insurance in the year the Insured reaches Attained Age 121. There is also some uncertainty whether you would be viewed as constructively receiving the Accumulation Value at any time when this Policy’s Accumulation Value is equal to the death benefit. You should consult a tax advisor concerning these issues.

Changes in Insurance Coverage

Upon your Request while the Insured is living, the insurance coverage may be changed as described in this section.

Changes in insurance coverage will be effective on the Monthly Anniversary Day on or next following the date we approve your Request for the change, unless another date acceptable to us is requested.

Increases in Specified Amount Subject to you providing us with Evidence of Insurability, the Specified Amount may be increased.  There is a minimum as to how much it may be increased and a maximum number of times it may be increased. The Minimum Specified Amount Increase, Maximum Number of Specified Amount Increases per Policy Year, and the Maximum Attained Age for a Specified Amount Increase are shown on the Policy Specifications. If you increase the Specified Amount, there will be additional Surrender Charges in the event you request a surrender of this Policy. Please refer to the “Surrender Charge for Full Surrender” provision of this Policy. Other charges, such as the Cost of Insurance and other charges that are calculated based on the Policy’s Specified Amount will also be increased.

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Decreases in Specified Amount            A decrease in Specified Amount may be made subject to the Minimum Specified Amount Decrease and Maximum Number of Specified Amount Decreases per Policy Year as shown in the Policy Specifications. The Specified Amount may not be decreased below the Minimum Specified Amount shown in the Policy Specifications. Any decrease in Specified Amount will be deducted in the following order: (a) from the most recent Specified Amount increase, if any; (b) successively from the next most recent Specified Amount increase, if any; and (c) from the initial Policy Specified Amount. At least 12 months must elapse after an increase before a decrease in Specified Amount can be made. If you choose to decrease the Specified Amount, a surrender charge, based on the Table of Surrender Charges shown in the Policy Specifications, will be applied as described in the “Surrender Provisions” under the “Charge for Decrease in Specified Amount” provision. Please note that we will not allow a decrease in Specified Amount below the minimum Specified Amount required to maintain the qualification of this Policy as life insurance under the Internal Revenue Code.

Changes in Death Benefit Option After the first Policy Year, you may change the Death Benefit Option as described below. You may change from Death Option 2 to Death Benefit Option 1. If you do, the Specified Amount will be increased by the greater of the Accumulation Value or the Specified Amount multiplied by the Death Benefit Option 2 Factor. You may change from Death Benefit Option 3 to Death Benefit Option 1. If you do, the Specified Amount will be increased by an amount equal to the Accumulated Premium, up to the Death Benefit Option 3 Limit. We will not allow a change to Death Benefit Option 2 or to Death Benefit Option 3.

Premium Class Changes Premium Class changes (such as a change in Tobacco User status) may occur upon your Request at any time after the first Policy Year, subject to Evidence of Insurability, and prior to the Insured’s Attained Age 121.

Rider and/or Benefit Additions If available, and subject to any underwriting guidelines and Evidence of Insurability requirements, you may submit a Request that Rider(s) and/or Benefits be added to this Policy after the Policy Date.

Policy Split Prohibition This Policy may not be split to create more than one individual life insurance policy on the life of the Insured.

Premium and Allocation Provisions

Payment of Premiums The initial premium is due on the Policy Date and is payable on or before delivery of this Policy. All subsequent premium payments may be made at any time before the Insured’s Attained Age 121 and in any amount, subject to the following provisions, unless we agree by us by Notice. However, sufficient premium must be paid to keep this Policy In Force. Your premiums are payable in United States currency. We will provide a premium receipt signed by an officer of the Company upon Request as required by the laws of the state in which this Policy is delivered. Please see “Planned Premiums” provision below.

Premium payments, after the first, can be made as follows:

a.              through prearranged withdrawals from a checking account or other designated account by contacting the Service Office; or

b.              sent to any premium address designated by us.

Sufficient premium payments must be paid in order to keep this Policy In Force. A change in the frequency, timing and amount of any premium payment(s) may decrease or increase the length of time this Policy will remain In Force and additional premium payments may be required.

Planned Premiums    You choose how much premium you will pay and the frequency of such payments (the “Planned Premiums”). The Planned Premium you elected is shown in the Policy Specifications. You may change the amount and frequency of premium payments. Changes in the amounts or frequency of such payments are subject to our approval. Any change in the Planned Premiums may impact the Policy values and benefits. We will send premium reminder notices for the amounts and frequency of payments you establish.

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Additional Premiums You may make additional premium payments in an amount no less than the Minimum Additional Premium Payment Amount as shown on the Policy Specifications at any time before the Insured reaches Attained Age 121.  We reserve the right to limit the amount or frequency of any such additional premium payments in accordance with the “Compliance with the Internal Revenue Code” and “Modified Endowment” provisions. We also reserve the right to require Evidence of Insurability for any premium payment that would result in an immediate increase in the difference between the death benefit and the Accumulation Value. If Evidence of Insurability is not received, the premium, or any portion of the premium, may be returned. Any additional payment we receive will be applied as premium and not to repay any outstanding loans, unless you submit a Request otherwise.

No-Lapse Provision During the No-Lapse Period and subject to the limitations described in this provision, this Policy will not enter the grace period and Lapse if the No-Lapse Test is met. The No-Lapse Period is shown in the Policy Specifications and varies by your Issue Age. The No-Lapse Test and No-Lapse Premium are shown in the Policy Specifications.  As long as you have satisfied the No-Lapse Test, the No-Lapse Period applies for the entire length of the period but no longer. Continuing to pay the No-Lapse Premium beyond the expiration of the No-Lapse Period does not guarantee that this Policy will not Lapse.

If this provision is actively preventing the Policy from Lapse, Monthly Deductions will be subtracted from the Surrender Value as described in the “Monthly Deduction” provision however, the Policy will not accumulate a negative Accumulation Value. When this provision is not actively preventing the Policy from Lapse, the Surrender Value may be insufficient to keep the Policy In Force unless additional premium is paid.

Increases in Specified Amount will increase the amount of No-Lapse Premium required to satisfy the No-Lapse Test. You will be notified of the increase in No-Lapse Premium required. Any such increase in Specified Amount will not extend the length of the No-Lapse Period. Death Benefit Option changes, Premium Class changes, and the removal of any Riders may decrease the No-Lapse Premium required. Decreases in Specified Amount will have no effect on the No-Lapse Premium required.

Premium Refund at Death Any premium paid after the Insured’s date of death will be refunded as part of the Death Benefit Proceeds, unless you submit a Request otherwise prior to our payment.

Premium Allocation Instructions You must provide us with Notice of your premium allocation instructions. These instructions direct how the Net Premiums will be allocated between the Fixed Account and Separate Account under this Policy. One hundred percent of each Net Premium Payment must be allocated to these accounts. Allocations must be made in whole percentages.

All Net Premium Payments received before the end of the Right to Examine Period will be allocated as described in the “Right to Examine this Policy” provision.

Subsequent Net Premium Payments will be allocated on the same basis as the most recent Net Premium Payment unless you submit a Request otherwise.

Account Allocation Instructions You must provide us with Notice of your account allocation instructions to give further direction for allocating Separate Account Net Premiums among the Sub- Account(s). These allocations must be made in whole percentages, and each set of allocations must total one hundred percent. Your allocations may be changed at any time.

Optional Sub-Account Allocation Programs

Program Participation    You may elect to participate in programs providing for Dollar Cost Averaging or Automatic Rebalancing, but may participate in only one program at a time. Transfers made in conjunction with either of these programs do not count against the free transfers available.

We reserve the right to modify the terms and conditions of, or suspend, these programs upon ninety (90) days advance Notice to you.

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Dollar Cost Averaging Dollar Cost Averaging systematically transfers specified dollar amounts from the account(s) specified by you. The Account(s) available from which to transfer funds for Dollar Cost Averaging are shown in the Policy Specifications. Transfer allocations may be made to 1 or more of the other Sub-Account(s)  on a monthly basis or quarterly basis. Allocations may not be made to the same account from which amounts are to be transferred. Dollar Cost Averaging terminates automatically:

a.              if the value in the account(s) specified by you is insufficient to complete the next transfer;

b.              7 calendar days after we receive your Request for termination of Dollar Cost Averaging;

c.               after 12 or 24 months, as elected by you; or

d.              if this Policy is terminated.

Automatic Rebalancing    Automatic Rebalancing periodically restores the percentage of Accumulation Value allocated to each Sub-Account to a level pre-determined by you. The pre-determined level is the allocation initially selected at the time of application, until changed by you. The Fixed Account is not subject to rebalancing. If Automatic Rebalancing is elected, all Net Premium Payments allocated to the Sub-Accounts will be subject to Automatic Rebalancing. Automatic Rebalancing will occur on a quarterly, semi-annual or annual basis, as elected by you. If Dollar Cost Averaging is also elected, the first rebalancing will occur after the Dollar Cost Averaging process terminates.

Grace Period, Continuation of Insurance and Reinstatement Provisions

Grace Period This Policy will enter the grace period if on any Monthly Anniversary Day:

a.              The Surrender Value is less than the required Monthly Deduction due on the Monthly Anniversary Day for the current Policy Month; and

b.              The No-Lapse Test is not met during the No-Lapse Period or the No-Lapse Period has expired.

If on any Monthly Anniversary Day, the No-Lapse Test is met, this Policy will not enter the grace period and will not be subject to termination under this provision.

We allow a grace period of 61 days, beginning on the Monthly Anniversary Day this Policy enters the grace period, for payment of applicable required Net Premium Payment as follows:

1.              If the No-Lapse Period has not expired, we will require payment sufficient to satisfy the No-Lapse Test on the Monthly Anniversary Day immediately following the end of the grace period; or

2.              If the No-Lapse Period has expired, payment sufficient to maintain coverage for three Policy Months from the date this Policy enters the grace period (this would include the cost of Monthly Deductions due and unpaid during the grace period plus an amount sufficient to restore the Surrender Value to cover the cost of the Monthly Deduction due on the Monthly Anniversary Day immediately following the end of the grace period).

If the total amount paid to us during the grace period is not sufficient, all coverage under this Policy will Lapse. However a greater amount will be accepted, as additional premium will be due after the end of this period to maintain coverage for additional Policy Months.

We will send a Notice to you and to any assignee of record at least 31 days before the end of the grace period. The Notice will state the amount of premium as noted above. All coverage under this Policy will Lapse if you do not pay this amount on or before 61 days beginning on the date this Policy enters the grace period. If the Insured dies within the grace period, we will deduct any overdue Monthly Deductions from the Death Benefit Proceeds.

As described in the “Loan Provisions”, Debt reduces the Surrender Value. Any increase in Debt, including loan interest due but not yet charged, may reduce the Surrender Value, and cause this Policy to enter the grace period.

Continuation of Insurance If premiums are discontinued on any date, the Surrender Value on that date will be used to provide insurance under this provision. This Policy and all Amendments, Endorsements, and Riders will continue In Force according to their terms for as long as the Surrender Value is sufficient to cover the Monthly Deduction. If the Surrender Value is insufficient, the Policy will terminate according to the “Grace Period” provision except as provided under the “No- Lapse Provision”.

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Reinstatement If this Policy has Lapsed as described in the “Grace Period” provision, you may reinstate this Policy within 5 years from the date of Lapse provided:

a.              this Policy has not been surrendered;

b.              the Insured has not died since the date of Lapse;

c.               you submit a Request and an application for reinstatement while the Insured is living;

d.              you submit Evidence of Insurability;

e.               you pay Net Premium equal to the Monthly Deductions due and unpaid during the grace period;

f.                you pay the lesser of the following:

i.                   if the No-Lapse Period has not expired, Net Premium sufficient to satisfy the No-Lapse Test for at least 2 Policy Months after the date of reinstatement; or

ii.                   if the No-Lapse Period has expired, Net Premium sufficient to keep this Policy and any reinstated Riders In Force for at least 2 Policy Months after the date of reinstatement.

g.               any accrued loan interest is paid, and any remaining Debt is either paid or reinstated.

If this Policy is reinstated within the No-Lapse Period, the “No-Lapse Provision” will also be reinstated.

In addition to the minimum required payment to keep this Policy In Force as stated in e. and f. above, we recommend that you resume your Planned Premium to provide coverage beyond the initial period following the date of reinstatement. Please contact us if you need assistance in determining an updated Planned Premium.

The reinstated Policy will be effective as of the Monthly Anniversary Day on or next following the date on which we approve the application for reinstatement. At the time of reinstatement, the surrender charge will be based on the duration from the original Policy Date as though this Policy had never Lapsed. The period for which benefits are limited due to suicide is described in the “Suicide” provision and reinstatement of this Policy will not cause the period to re-commence.

Policy Values Provisions

This Policy provides Policy Values which may be available to you for partial surrender, loans or full surrender. They are also used to calculate your Death Benefit Proceeds. The following provisions describe how these values are calculated.

Accumulation Value The Accumulation Value on the Policy Date will be equal to all Net Premium Payments made for this Policy as of the Policy Date, minus the Monthly Deduction for the current Policy Month. The Accumulation Value of this Policy is the sum of the Fixed Account Value, Separate Account Value, and Loan Account Value. Each of these is defined below.

At any point in time, we adjust the Accumulation Value by:

a.              adding the amount of Net Premium Payments made.

b.              subtracting the amount of any partial surrenders.

c.               adding any increases or subtracting any decreases as a result of market performance in the Sub-Account(s).

d.              adding interest credited under the Fixed Account and Loan Account.

e.               adding any Persistency Bonus(es).

f.                subtracting Monthly Deductions.

g.               subtracting all other expenses and fees as shown in the Table of Expense Charges and Fees in the Policy Specifications.

Additional amounts credited are nonforfeitable except indirectly as surrender charges. Additional amounts credited will become part of the Accumulation Value which is subject to other charges and deductions.

Fixed Account Value At any point in time, we adjust the Fixed Account Value by:

a.              adding the amount of the Net Premium Payments allocated or other amounts transferred to the Fixed Account;

b.              subtracting the amount of any transfer from the Fixed Account;

c.               subtracting any portion of the Monthly Deduction deducted for the current Policy Month;

d.              subtracting any portion of a partial surrender deducted;

e.               subtracting any portion of the surrender charges due to any decrease in Specified Amount;

f.                adding any portion of Fixed Loan interest crediting;

g.               adding any portion of the Persistency Bonus credited;

h.              adding daily interest credited as explained in the “Interest Credited Under Fixed Account” provision.

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Separate Account Value    The Separate Account Value, if any, for any Valuation Period is equal to the sum of the then stated values of all Sub-Account(s) under this Policy. The stated value of each Sub-Account is equal to:

a.              the number of Variable Accumulation Units, if any, credited or debited to such Sub-Account with respect to this Policy;

b.              multiplied by the Variable Accumulation Unit Value of the particular Sub-Account for such Valuation Period.

Variable Accumulation Unit Value    Net Premium Payments, or any portion of Net Premium Payments, allocated, or amounts transferred, to each Sub-Account are converted into Variable Accumulation Units by dividing the amount allocated or transferred by the unit value of the applicable Sub-Account on the date of the conversion.

The Variable Accumulation Unit Value for a Sub-Account for any Valuation Period after the inception of the Sub-Account is equal to (a) minus (b), divided by (c), where:

(a)         is the total value of Underlying Fund shares held in the Sub-Account, (calculated as (a) the number of Underlying Fund shares owned by the Sub-Account at the beginning of the Valuation Period multiplied by (b) the net asset value per share of the Underlying Fund at the end of the Valuation Period, plus (c) any dividend or other distribution of the Underlying Fund made during the Valuation Period);

(b)         is the liabilities of the Sub-Account at the end of the Valuation Period. Such liabilities include a daily charge imposed on the Sub-Account, if any, and may also include a charge or credit with respect to any taxes paid or reserved for by the Company that we determine result from the operations of the Separate Account; and

(c)          is the number of Variable Accumulation Units for that Sub-Account outstanding at the beginning of the Valuation Period.

The daily charge imposed on a Sub-Account for any Valuation Period is equal to the M&E, if any, charge described in the “Mortality and Expense Risk (“M&E”) Charge” provision, multiplied by the number of calendar days in the Valuation Period. The Variable Accumulation Unit value may increase or decrease from Valuation Period to Valuation Period.

Loan Account Value    The Loan Account Value, if any, with respect to this Policy, is the amount of any Fixed Loan(s), including any interest charged on the loan(s), less any amounts as described under the “Loan Repayment” provision taking into account the amounts described in the “Interest Credited Under Loan Account” provision.

Interest Credited Under Fixed Account   We will credit interest to the Fixed Account daily. The interest rate applied to the Fixed Account will never be less than the Guaranteed Minimum Fixed Account Interest Rate shown in the Policy Specifications. Interest in excess of the guaranteed rate may be applied as determined by us. Such interest is referred to in this Policy as excess interest and is not guaranteed. Interest will begin to accumulate as of the date the Net Premium Payment or any value is directed to the Fixed Account.

Interest Credited Under Loan Account    We will credit interest to the Loan Account daily. The interest rate applied to the Loan Account is shown in the Policy Specifications. Such loan interest amount will be transferred on each

Monthly Anniversary Day on the same basis as the most recent Net Premium Payment allocations.

Mortality and Expense Risk (“M&E”) Charge We will subtract a mortality and expense risk (“M&E”) charge, if any, from each Sub-Account at the end of each Valuation Period. This charge will not exceed the following:

a.              the Guaranteed Maximum Mortality and Expense Risk Daily Charge Rate;

b.              multiplied by the value of the Sub-Account; and

c.               multiplied by the number of calendar days in the Valuation Period.

The rate used to calculate this charge is guaranteed not to exceed the Guaranteed Maximum M&E Charge Rate shown in the Table of Expense Charges and Fees in the Policy Specifications.

Fees Associated with the Underlying Funds Underlying Fund operating expenses may be deducted by each Underlying Fund as set forth in its prospectus.

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Persistency Bonus    Beginning with the Policy Year shown in the Policy Specifications and on each Monthly Anniversary Day thereafter, we will credit a Persistency Bonus to the Fixed Account and any of the Sub-Account(s) in the same proportion as the balances invested in the total of such account(s) as of the date the credit is applied. The Persistency Bonus for a Policy Month will no less than:

a.              the monthly Guaranteed Minimum Persistency Bonus Rate Credited to Fixed Account and Sub-Account(s) shown in the Policy Specifications;

b.              multiplied by the Fixed Account Value plus the Separate Account Value. A higher Persistency Bonus Rate may be applied as determined by us.

Monthly Deduction    Each Policy Month, beginning with the Policy Date and on each Monthly Anniversary Day thereafter, we will subtract the Monthly Deduction from the Fixed Account and any Sub-Account(s) in the same proportion as the balances invested in the total of such account(s) as of the date on which the deduction is made, unless otherwise agreed to by you and us In Writing.

The Monthly Deduction for a Policy Month equals:

a.              the Monthly Administrative Fee not to exceed the Guaranteed Maximum Monthly Administrative Fee as described in the Table of Expense Charges and Fees in the Policy Specifications;

b.              plus the Cost of Insurance as described in the “Cost of Insurance” provision;

c.               plus the monthly cost of any Riders and optional benefits.

Cost of Insurance This Policy’s monthly Cost of Insurance will be equal to ( a) multiplied by the result of ( b) minus (c), where:

(a)         is the Cost of Insurance rate as described in the “Cost of Insurance Rates” provision;

(b)         is the death benefit at the beginning of the Policy Month, divided by the Net Amount at Risk Discount Factor shown in the Policy Specifications, divided by 1,000; and

(c)          is the Accumulation Value at the beginning of the Policy Month after the deduction of the Monthly Administrative Fee but prior to the deduction for the monthly Cost of Insurance, divided by 1,000.

Cost of Insurance Rates The monthly Cost of Insurance Rates are determined by us. The Cost of Insurance Rates will not exceed the amounts described in the Policy Specifications. We may use rates lower than the guaranteed maximum rates.

If the Insured is in a rated Premium Class, the monthly Cost of Insurance rates equal:

a.              the then applicable Cost of Insurance Rate;

b.              multiplied by the Risk Factor, if any, shown in the Policy Specifications;

c.               plus the applicable Flat Extra charge, if any, shown in the Policy Specifications.

Basis of Values Minimum Policy values are based on the mortality assumptions and interest rates shown in the Policy Specifications. The values of this Policy are at least equal to the minimum required by or pursuant to the NAIC Variable Life Insurance Regulation, model #270 using Actuarial Guideline XXIV. A detailed statement of the basis of the charges and the method of computation has been filed with the Interstate Insurance Product Regulation Commission.

Changes in Rates and Charges Subject to the guaranteed maximums and guaranteed minimums shown in the Policy Specifications, we may change the rates and charges that apply to your Policy. Among the rates and charges that can change are the monthly Cost of Insurance Rates, excess interest rates credited to the Fixed Account, Persistency Bonus Rate, mortality and expense charges and administrative fees. We will not make any changes to these rates and charges in order to distribute past gains or recoup past losses.

If a change in Cost of Insurance Rates is made, it will be based on our expectations at that time as to future cost factors, which may include, but are not limited to mortality, investment earnings, persistency, expenses (including reinsurance costs and taxes), policy funding, net amount at risk, loan utilization, capital requirements, and reserve requirements. Any change will apply uniformly to all individuals of the same Premium Class and policy duration as the Insured.

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Separate Account Provisions

Separate Account You may allocate your Net Premium Payments and Accumulation Value (except for Loan Account Value) to the Sub-Account(s), which are divisions of the Separate Account shown in the Policy Specifications. The Separate Account was established by a resolution of our Board of Directors as a “separate account” under the insurance law of our state of domicile. The Separate Account under which there are Sub-Accounts is registered as a unit investment trust under the 1940 Act. The assets of the Separate Account (except assets in excess of the reserves and other contract liabilities of the Separate Account) will not be chargeable with liabilities arising out of any other business conducted by us. The income, gains or losses from the Separate Account’s assets will be credited or charged against the Separate Account without regard to the income, gains or losses of the Company. Separate Account assets are owned and controlled exclusively by us, and we are not a trustee with respect to such assets.

We may change the investment policy of the Separate Account at any time. If required by the Insurance Commissioner, we will file any such change for approval with the Department of Insurance in our state of domicile, and in any other state or jurisdiction where this Policy is issued.

Sub-Accounts The Separate Account is divided into Sub-Accounts. The assets of each Sub-Account will be invested fully and exclusively in shares of the appropriate Underlying Fund for such Sub-Account. The investment performance of each Sub-Account will reflect the investment performance of the appropriate Underlying Fund.  For each Sub-Account,  we will maintain Variable Accumulation Units as a measure of the investment performance of the Underlying Fund shares held in such Sub-Account. We may add or delete Sub-Accounts at any time.

Investments of the Sub-Accounts All amounts allocated or transferred to a Sub-Account will be used to purchase shares of the appropriate Underlying Fund. Each Underlying Fund will at all times be registered under the 1940 Act as an open-end management investment company. After due consideration of appropriate factors, we may eliminate or substitute Underlying Funds in accordance with the “Underlying Fund Withdrawal and Substituted Securities” provision. Any and all distributions made by an Underlying Fund will be reinvested in additional shares of that Underlying Fund at net asset value. Deductions by us from a Sub-Account will be made by redeeming a number of Underlying Fund shares at a net asset value equal in total value to the amount to be deducted.

Investment Risk Underlying Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of an Underlying Fund’s investment adviser or sub-adviser to manage that Underlying Fund and anticipate changes in economic conditions. You bear the entire investment risk of gain or loss of the Separate Account assets under this Policy.

Underlying Fund Withdrawal and Substituted Securities If a particular Underlying Fund ceases to be available for investment, or if we determine that further investment in a particular Underlying Fund is not appropriate in view of the purposes of the Separate Account (including without limitation that it is not appropriate in light of legal, regulatory or Federal income tax considerations), we may withdraw that particular Underlying Fund as a possible investment under the Separate Account and may substitute shares of a new or different Underlying Fund for shares of the withdrawn Underlying Fund. We will obtain any necessary regulatory or other approvals prior to taking this action. We may make appropriate Endorsements to this Policy to the extent reasonably required to reflect any withdrawal or substitution.

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Transfer Privilege Provisions

Transfer Privilege At any time while this Policy is In Force, other than during the Right to Examine Period, you have the right to transfer amounts among the Fixed Account and Sub-Account(s) available under this Policy, subject to the “Rights of Owner” provision. All such transfers are subject to the following:

a.              Transfers may be made by Request, subject to our consent. Our consent is revocable upon Notice to you.

b.              Transfer Requests must be received in a form acceptable to us at the Administrator Mailing Address prior to the time of day set forth in the prospectus and on a Valuation Day in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next Valuation Day.

c.               We will not be responsible for (1) any liability for acting in good faith upon any transfer instructions given by internet or telephone, or (2) the authenticity of such instructions.

d.              A single transfer Request may consist of multiple transactions.

e.               The amount being transferred may not exceed the maximum transfer amount limit, if any then in effect as established by an Underlying Fund to which you have premium allocated.

f.                The amount being transferred may not be less than the Minimum Transfer Amount shown in the Policy Specifications unless the entire value of the Fixed Account or Sub-Account is being transferred.

g.               Any value remaining in the Fixed Account or a Sub-Account following a transfer may not be less than the Minimum Remaining Value of the Fixed Account or any Sub-Account(s) After a Transfer as shown in the Policy Specifications.

h.              Transfers involving Sub-Account(s) will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Sub-Account. The purchase or cancellation of such units will be made using Variable Accumulation Unit Values of the applicable Sub-Account for the Valuation Period during which the transfer is effective. Transfers involving Sub-Accounts will be subject to such additional terms and conditions as may be imposed by the corresponding Underlying Funds.

Transfer Fees We reserve the right to charge a fee for each transfer request in excess of the Policy Year’s maximum number of transfers as shown in Policy Specifications. The Transfer Fee will not exceed the Transfer Fee shown in the Table of Expense Charges and Fees of the Policy Specifications. Transfer fees may be deducted on a pro-rata basis from the Fixed Account and/or Sub-Account(s) from which the transfer is being made.

Transfers from the Fixed Account Transfers from the Fixed Account will not be made prior to the first Policy Anniversary except as provided under the Dollar Cost Averaging or Automatic Rebalancing programs. The amount of all transfers in any Policy Year will not exceed the amount shown under the Limitations on Transfers from the Fixed Account in the Policy Specifications. We reserve the right to waive this limit.

Transfers from a Sub-Account Transfers which request that amounts be transferred from one or more Sub-Account(s) may be:

a.              refused if the Underlying Fund refuses a transfer request from us; or

b.              restricted or prohibited, based upon instructions received from the Underlying Fund as a result of the review of information about your trading activity which we have provided to the Underlying Fund.

Change of Terms and Conditions We reserve the right to limit or modify transfers that may have an adverse effect on other Policy Owners. Transfer rights may be restricted in any manner or terminated until the beginning of the next Policy Year if we determine that your use of the transfer right may disadvantage other Policy Owners.

Surrender Provisions

Surrender Upon Request, you may surrender this Policy for its Surrender Value while this Policy is In Force and the Insured is living. Surrender of this Policy is effective on the Valuation Day we receive both this Policy and your Request for surrender. All coverage under this Policy will terminate upon surrender for its Surrender Value.

The Surrender Value will be paid in a lump sum unless you choose a settlement option we make available. Any deferment of payments will be subject to the “Deferment of Payments” provision.

Surrender Charges If you submit a Request for either a full surrender of this Policy or a decrease in Specified Amount, a charge will be assessed based on the Table of Surrender Charges shown in the Policy Specifications, subject to the conditions described in the provisions below.

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Charge for Decrease in Specified Amount For decreases in Specified Amount, excluding full surrender of this Policy, the surrender charge, if any, will be calculated as described in the Table of Surrender Charges in the Policy Specifications.

The amount of any charge for a decrease in Specified Amount will be deducted from the Fixed Account and any Sub- Account(s) in the same proportion as the balances invested in the total of such account(s) as of the date on which the deduction is made.

We may limit Requests for decreases in Specified Amount to the extent there is insufficient Surrender Value to cover the necessary charges.

Surrender Charge for Full Surrender Upon full surrender of this Policy, the surrender charge equals:

a.              the entire amount shown in the Table of Surrender Charges in the Policy Specifications;

b.              multiplied by one minus the percentage of Initial Specified Amount for which a surrender charge was previously assessed, if any.

In no event will the charge assessed upon a full surrender exceed the then current Accumulation Value less any Debt.

A new schedule of surrender charges will apply with respect to each increase in Specified Amount. For purposes of calculating charges for full surrenders of, or decreases in, such increased Specified Amounts, the amount of the increase will be considered a new “Initial Specified Amount”.

Partial Surrender (i.e. Withdrawal) Upon Request and subject to our consent, you may make a partial surrender from this Policy on any Valuation Day while this Policy is In Force. Our consent is revocable upon Notice to you. Any deferment of payment of a partial surrender will be subject to the “Deferment of Payments” provision.

The amount of the partial surrender Requested is subject to the Amount of Partial Surrenders as shown in the Policy Specifications. The Specified Amount remaining after the partial surrender must be greater than the Minimum Specified Amount shown in the Policy Specifications. The amount of the partial surrender will be withdrawn from the Fixed Account and/or Sub- Account(s) in the same proportion as the balances invested in the total of such account(s) as of the date on which the deduction is made.

Any surrender from Sub-Account(s) will result in the cancellation of Variable Accumulation Units which have an aggregate value on the date of the surrender equal to the total amount by which each Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit Value of each Sub-Account determined at the close of the Valuation Period during which the surrender is effective.

Effect of Partial Surrenders on Accumulation Value and Specified Amount    As of the end of the Valuation Day on which there is a partial surrender, the Accumulation Value will be reduced by the amount of the partial surrender.

If Death Benefit Option 1 is in effect, the Death Benefit Proceeds will be reduced. The Specified Amount may also be reduced. The amount of the reduction will be equal to the greater of:

a.              zero; or

b.              an amount equal to the amount of the partial surrender minus the greater of i) zero or ii) the result of [(1) minus (2)] divided by (3), where:

(1)         is an amount equal to the Accumulation Value on the Valuation Day immediately prior to the partial surrender multiplied by the applicable percentage shown in the Corridor Percentages Table in the Policy Specifications;

(2)         is the Specified Amount immediately prior to the partial surrender; and

(3)         is the applicable percentage shown in the Corridor Percentages Table in the Policy Specifications.

If Death Benefit Option 2 is in effect, the Death Benefit Proceeds will be reduced by the amount of the partial surrender. The Specified Amount will not be reduced.

If Death Benefit Option 3 is in effect, the Accumulated Premium and the Death Benefit Proceeds will be reduced by the amount of the partial surrender. If the amount of the partial surrender exceeds the Accumulated Premium, the Specified Amount will be reduced by the excess amount.

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Loan Provisions

Loans If this Policy has Surrender Value available, we will grant a loan against the Policy provided:

a.              a loan agreement is properly executed; and

b.              you make a satisfactory assignment of this Policy to us. The Surrender Value of this Policy serves as the sole security for the loan.

A Fixed Loan may be for any amount up to the then current Surrender Value.  We reserve the right to limit the amount on any loan to 90% of the current Surrender Value.  The amount borrowed will be paid within 7 calendar days of our receipt of your loan Request, except as specified in the “Deferment of Payments” provision.

Surrender Value enhancements provided under any Rider that may be attached to your Policy are not included in the amounts available for a loan.

The Minimum Loan Amount is shown in the Policy Specifications. We reserve the right to modify this amount in the future.

Fixed Loan We will withdraw an amount equal to the Fixed Loan from the Fixed Account and/or the Sub-Account(s) in the same proportion as the balances invested in the total of such account(s), unless you instruct us otherwise by Request. Such amounts will become part of the Loan Account. The outstanding loan balance at any time includes accrued interest on the Fixed Loan.

Loan Account An amount equal to the amount of any Fixed Loan will be transferred out of the Fixed Account and/or Sub-Account(s), as described in the “Fixed Loan” provision, a n d into the Loan Account. Interest will be credited to the Loan Account as described in the “Interest Credited Under Loan Account” provision. Please refer to the “Loan Account Value” provision.

Interest Rate Charged on Fixed Loan Interest charged on the Fixed Loan will be at an annual rate as shown in the Policy Specifications, payable in arrears.  Interest charged on the Fixed Loan accrues daily and is payable on each Policy Anniversary or as otherwise agreed to In Writing by you and us. If you do not pay the interest when it is due, the loan interest amount will be transferred out of the Fixed Account and any Sub-Account(s) in the same proportion as the balances invested in the total of such account(s) and into the Loan Account, unless both you and we agree otherwise by Request.

Loan Repayment Debt may be repaid at any time during the lifetime of the Insured.  The minimum loan repayment is the Minimum Loan Repayment Amount shown in the Policy Specifications or the amount of the outstanding Debt, if less.

For a Fixed Loan, the Debt and the Loan Account Value will be reduced by the amount of any loan repayment. Any repayment of Debt, other than loan interest, will be allocated to the Fixed Account and/or Sub-Account(s) in the same proportion in which Net Premium Payments are currently allocated.

Debt A loan against this Policy, unless repaid, will have an effect on the Surrender Value. A loan reduces the then Surrender Value while repayment of a loan increases the Surrender Value. Any Debt at time of settlement will reduce the Death Benefit Proceeds payable under this Policy.

If at any time the total Debt against this Policy, including interest accrued but not due, equals or exceeds the then current Accumulation Value less any applicable surrender charge, the Policy will enter the grace period as described in the “Grace Period” provision.

22

General Provisions

Annual Report We will send you a report at least once a year without charge showing the activity of this Policy for the past Policy Year. The report will show:

a.              The beginning and end dates of the report;

b.              the Accumulation Value as of the reporting date;

c.               premiums paid, interest and amount credited to the Accumulation Value since the last report;

d.              the current death benefit;

e.               the current Policy values;

f.                any Premium Load, Administrative Fees, Monthly Deductions, Cost of Insurance, and partial surrenders deducted since the last report;

g.               outstanding Debt; and

h.              a notice if the Surrender Value will not keep this Policy In Force until the end of the next Policy Year unless further premium payments are paid.

This report will also include any other information required under federal law and the laws and regulations of the state in which this Policy is delivered.

Compliance with the Internal Revenue Code This Policy is intended to qualify as life insurance under the Internal Revenue Code. The Death Benefit Proceeds provided by this Policy are intended to qualify for the tax treatment accorded to life insurance under Federal law. If at any time the premium paid under this Policy exceeds the amount allowable for such qualification, we will refund the premium to you with interest within 60 days after the end of the Policy Year in which the premium was received. The interest rate used on any refund will be the excess premium’s pro rata rate of return on the contract until the date we notify you that the excess premium and the earnings on such excess premium have been removed from this Policy. Any interest may be taxable to you.

We reserve the right to increase the Death Benefit (which may result in larger charges under this Policy) or to take any other action deemed necessary to maintain this Policy’s compliance with the federal tax definition of life insurance. We also reserve the right to refuse to make any change in the Specified Amount or any other change if such change would cause this Policy to fail to qualify as life insurance under the Internal Revenue Code.

Conformity with Interstate Insurance Product Regulation Commission Standards This Policy was approved under the authority of the Interstate Insurance Product Regulation Commission (the Commission) and issued under the Commission Standards. On this provision’s effective date, any provision of this Policy that is in conflict with the Commission Standards for this product type is hereby amended to the Commission Standards for this product type as of the provision’s effective date.

Deferment of Payments Any amounts payable as a result of loans, full surrender, or partial surrenders (i.e. withdrawals) will be paid within 7 calendar days after we receive your Request.  However,  payment of amounts from the Sub-Account(s) may be postponed until the next Valuation Day. Additionally, we reserve the right to defer the payment of such amounts from the Fixed Account for up to 6 months from the date we receive your Request. During any such deferred period, the amount payable will bear interest as required by law. However, a loan or partial surrender for payment of premium to us will not be deferred.

Modified Endowment Only with your Election, provided at the time of application or a later date, will this Policy be allowed to become a modified endowment contract under the Internal Revenue Code. Otherwise, if at any time the premiums paid under this Policy exceed the limit for avoiding modified endowment contract status, the excess premium will be held in a separate deposit fund, credited with interest, and will be used to pay future premium payments. The funds held in the separate deposit fund are not considered part of your Accumulation Value, and any interest may be taxable and you should consult a tax advisor if you have questions regarding this. If you instead elect to have the excess premium refunded to you, we will refund the excess premium to you with interest within sixty days after the end of the Policy Year in which the premium was received. The interest rate used on any refund or credited to the separate deposit fund created by this provision will be a rate of interest that we declare from time to time. Any interest may be taxable to you.

Payment of Proceeds Proceeds mean the amount payable:

a.              upon the full surrender of this Policy; or

b.              upon the Insured’s death.

23

Upon the Insured’s death, while this Policy is still In Force, the Proceeds payable will be the Death Benefit Proceeds. Such Death Benefit Proceeds are payable subject to receipt of Due Proof of Death of the Insured. If the Insured dies within the grace period, we will deduct any overdue Monthly Deductions from the Death Benefit Proceeds plus interest, if applicable.

If this Policy is surrendered before the Insured’s death, the Proceeds payable upon full surrender will be the Surrender Value.

The Proceeds payable under this Policy are subject to the adjustments described in the following provisions:

a.              “ Misstatement of Age or Sex”;

b.              “ Incontestability”;

c.               “ Suicide”;

d.              “ Effect of Partial Surrenders on Accumulation Value and Specified Amount”;

e.               “ Grace Period”;

f.                “ Debt”; and

g.               “ Premium Refund” at the Insured’s Death.

We may require return of this Policy when settlement is made. Proceeds will be paid in a lump sum unless you choose a settlement option we make available.

Projection of Benefits and Values Upon your Request, we will provide a projection of illustrative future Death Benefit Proceeds and Policy values once a year without charge. Additional projections are available at any time upon Request. If you Request more than one projection in a year, we reserve the right to charge a fee not to exceed $10.00 for each additional projection.

Effect of Policy on Riders Provisions

Effect of Policy on Riders Any reference to the following terms contained in any Rider attached to this Policy will be modified as follows:

a.              “Variable Account” will mean “Separate Account” as defined in this Policy;

b.              “Date of Issue” will mean “Policy Date” as defined in this Policy;

c.               “Schedule 1” will mean “Table of Surrender Charges shown in the Policy Specifications”; and

d.              “Schedule 4” will mean “Corridor Percentages Table shown in the Policy Specifications”.

If any of the following Riders or Endorsements are attached to this Policy, the Riders and Endorsements will be amended as follows:

Accelerated Benefits Rider: “Cash Value” will mean “Accumulation Value” as defined in this Policy. In addition, item (4) of the “Termination” provision is revised to read “Upon the Insured’s Attained Age 121”.

Change of Insured Benefit Rider: “Net Accumulation Value” will mean “Surrender Value” as defined in this Policy.

Effect of Riders on Policy Provisions

Effect of Riders on Policy Provisions If any Riders are attached to and made part of this Policy, Policy provisions and definitions may be impacted, including those concerning premiums and Policy values. READ YOUR POLICY AND RIDERS CAREFULLY.

24

Settlement Options

Payment When the Insured dies while this Policy is In Force, Death Benefit Proceeds will be paid in a lump sum unless you elect to receive Death Benefit Proceeds under a settlement option. Any settlement option benefits at the time of their commencement will not be less than those that would be provided by the application of Death Benefit Proceeds to purchase a single consideration immediate annuity contract at the purchase rates offered by us at the time to the same class of annuitants whether the annuity benefits are payable in fixed or variable amounts or both. All or part of the Death Benefit Proceeds may be applied under one or more of the settlement options shown below. The rights to elect and receive payments under a settlement option are subject to the conditions stated in this provision.

You may make, change or revoke an Election at any time prior to the Insured’s death. Following the Insured’s death, a Beneficiary may elect an option if you have not elected one or if Death Benefit Proceeds are payable in one sum. A Beneficiary will always have the option to elect to receive a lump sum payment, but otherwise may make a change in payment under a settlement option you elect only if you provided for it in your Election.

A change of Beneficiary automatically cancels a previous Election of a settlement option.

If this Policy is assigned, the assignee’s portion of Death Benefit Proceeds will be paid in one sum. Any balance of Death Benefit Proceeds may be applied under a settlement option.

The amount applied under an option for the benefit of any Beneficiary must be at least $2,500. The amount of each payment under an option must be at least $25.00

If Death Benefit Proceeds are payable to an executor, administrator, trustee, corporation, partnership or association, payment will be in one sum unless we agree to payment under a settlement option.

Options

1.              Income for a Fixed Period Monthly installments will be paid for a period agreed upon.

2.              Life Income Monthly installments will be paid as elected under a., b., or c.:

a.              Life Only Installments will be paid for as long as the payee lives.

b.              Guaranteed Period Installments will be paid during the guaranteed period. After that, installments will be paid for as long as the payee lives.

c.               Installment Refund Installments will be paid until the sum of payments equals all Death Benefit Proceeds retained. After that, installments will be paid for as long as the payee lives.

The amount of each installment is determined by the payee’s age nearest birthday when payments begin.

3.              Income of Fixed Amount Monthly installments will be paid in an amount agreed upon until Death Benefit Proceeds and interest are exhausted.

4.              Annuity Settlement Option Instead of any other settlement option, the Death Benefit Proceeds may be used to provide an income which will not be less than the income provided by our Single Premium Immediate Annuity rates and rules in effect on the date the Death Benefit Proceeds are payable. The amount of each installment will be adjusted to make it payable at the beginning of the payment period.

The amount of each installment based on our Single Premium Immediate Annuity is determined by the payee’s age nearest birthday when installments begin.

Guaranteed Basis of Calculation for Payment Option Installments:

Option 1 and 3:	1.00% interest compounded annually.

Option 2:	1.00% interest compounded annually and the Annuity 2000 Mortality Table projected to 2030 and then generational mortality improvement applied using projection scale G.

When Installment Payments Begin Payments are made at the beginning of each payment period. Payments periods begin on the date Death Benefit Proceeds become due and payable.

Guaranteed and Excess Interest Payments are calculated at the guaranteed interest rate as shown in the Settlement Option Tables. When we declare more than that rate, the excess will be paid as part of each payment under Options 1 and 3 and under Option 2 for the Guaranteed Period and Installment Refund.

25

Claims of Creditors The Death Benefit Proceeds and any income payments under this Policy will be exempt from the claims of creditors to the extent permitted by law.

Other Conditions and Provisions Before payments begin under a settlement option, this Policy must be exchanged for a supplementary contract expressing the terms of settlement.

Unless otherwise provided in the supplementary contract, the present value of any payments due after the death of the last surviving payee will be paid to the payee’s estate.

Any Debt will decrease the amount placed under a settlement option unless the Debt is paid before installment payments begin.

26

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The Lincoln National Life Insurance Company

INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ADJUSTABLE LIFE INSURANCE POLICY

Death Benefit Proceeds are payable if the Insured dies while this Policy is In Force. Investment results are reflected in Policy benefits. The Surrender Value is payable upon surrender of this Policy. Flexible premiums are payable to the earlier of the Insured’s Attained Age 121 or the Insured’s death. Planned Premium payments and additional Riders and/or benefits are shown in the Policy Specifications. This Policy is non-participating; it is not eligible for dividends.

The Lincoln National Life Insurance Company

(the “Company”)

A Stock Company

Home Office Location:	[Fort Wayne, Indiana]
Administrator Mailing Address:	The Lincoln National Life Insurance Company
[350 Church Street
Hartford, CT 06103-1106]

State of Issue Department of Insurance:	[Alabama]
Consumer Services Phone Number:	[(334) 269-3550]

The Lincoln National Life Insurance Company agrees to pay the Death Benefit Proceeds to the Beneficiary after receipt of Due Proof of Death of the Insured while this Policy is In Force and to provide the other rights and benefits according to the terms of this Policy.

Read this Policy Carefully

This is a legal contract between you and us. This Policy is issued and accepted subject to the terms set forth on the following pages, which are made a part of this Policy.  In consideration of the application and the payment of premiums as provided, this Policy is executed by us as  of  the  Policy Date at  the  Administrator Mailing Address shown above. Pay particular attention to the Policy Specifications as they are specific to you and may contain important terms and conditions.

Right to Examine this Policy

You may return this Policy for any reason to the insurance agent through whom it was purchased, to any other insurance agent of the Company or to us at the Administrator Mailing Address listed above within [10] days after its receipt ([30] after its receipt if this Policy is issued in replacement of other insurance, or any longer period as may be required by the applicable law in the state where this Policy is delivered or issued for delivery). If returned, this Policy will be considered void from the Policy Date and we will refund, as of the  date the returned Policy is  received by us, the Accumulation Value less Debt plus any charges and fees taken under the Policy’s terms.

ANY BENEFITS, INCLUDING DEATH BENEFITS, AND VALUES PROVIDED BY THIS POLICY BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE DAILY, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

The Death Benefit Proceeds on the Policy Date equal the Initial Specified Amount of this Policy. Thereafter, the Death Benefit Proceeds may vary under the conditions described in the “Insurance Coverage and Death Benefit Provisions” of this Policy.

[ ]		[ ]
[President]		[Secretary]

Insured:	[INSURED NAME]

Policy Number:	[SPECIMEN]

INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ADJUSTABLE LIFE INSURANCE POLICY WITH OPTIONAL INDEXED FEATURES

Death Benefit Proceeds are payable if the Insured dies while this Policy is In Force. Investment results are reflected in Policy benefits. The Surrender Value is payable upon surrender of this Policy. Flexible premiums are payable to the earlier of the Insured’s Attained Age 121 or the Insured’s death. Planned Premium payments and additional Riders and/or benefits are shown in the Policy Specifications. Accumulation Value allocated to the Indexed Account may be affected by an external Index; however, the Indexed Account does not directly participate in any stock or equity investment. This Policy is non-participating; it is not eligible for dividends.

For information or assistance regarding this Policy call: [ 800-444-2363]

ICC18-VUL685	ICC

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.

Table of Contents

Provision	Page*

Summary of Policy Features	2a
Individual Flexible Premium Variable Adjustable Life Insurance; Coverage Duration; Accumulation Value; Interest; Separate Account Performance; No-Lapse Provision; Monitoring Your Policy’s Performance

Policy Specifications	3
Summarizes benefits that you purchased including charges and expenses.

Riders and Benefits Charges	3a

Table of Surrender Charges	3b
Surrender Charge as of Beginning of Policy Year; Calculation of Charge for Decrease in Specified Amount

Table of Expense Charges and Fees	3c
Guaranteed Maximum Premium Load; Cost of Insurance; Guaranteed Maximum Monthly Administrative Fee; Guaranteed Maximum Mortality and Expense (“M&E”) Risk Charge Rate; Transfer Fee

Table of Guaranteed Maximum Cost of Insurance Rates	3d

Corridor Percentages Table	3e
Death Benefit Qualification Test

No-Lapse Provision	3f

Holding Account Specifications	3g

Indexed Account Specifications	3g

Definitions	5

The Contract	7
Entire Contract; Changes to Contract Terms; Non-Participating; Misstatement of Age or Sex; Incontestability

Ownership	8
Rights of Owner; Transfer of Ownership; Assignment; Some Important Things You Should Do

Beneficiary	8
Beneficiary; Change of Beneficiary

Insurance Coverage and Death Benefit Provisions	9

Date of Coverage; Termination of Coverage; Death Benefit Proceeds; Death Benefit Options; Accumulated Premium for Death Benefit Option 3; Notice of Claim; Income Tax on Death Benefits; Suicide; Method of Payment; Interest on Death Benefit; Continuation of Coverage After Insured’s Attained Age 121

Changes in Insurance Coverage	11
Increases in Specified Amount; Decreases in Specified Amount; Changes in Death Benefit Option, Premium Class Changes; Rider and/or Benefit Additions; Policy Split Prohibition

Premium and Allocation Provisions	12

Payment of Premiums; Planned Premiums; Additional Premiums; No-Lapse Provision; Premium Refund at Death; Premium Allocation Instructions; Account Allocation Instructions; Maturing Segment Allocation; Optional Sub-Account Allocation Programs

Grace Period, Continuation of Insurance and Reinstatement Provisions	14
Grace Period; Continuation of Insurance; Reinstatement

Policy Values Provisions	15

Accumulation Value; Fixed Account Value; Separate Account Value; Variable Accumulation Unit Value; Holding Account Value; Indexed Account Value; Loan Account Value; Interest Credited Under Fixed Account; Interest

Credited Under Holding Account; Interest Credited Under Loan Account; Mortality and Expense Risk (“M&E”) Charge; Fees Associated with the Underlying Funds; Persistency Bonus; Monthly Deduction; Indexed Account Asset Charge; Cost of Insurance; Cost of Insurance Rates; Basis of Values; Changes in Rates and Charges

Separate Account Provisions	18
Separate Account; Sub-Accounts; Investments of the Sub-Accounts; Investment Risk; Underlying Fund Withdrawal and Substituted Securities

Holding Account Provisions	19
Holding Account

Indexed Account Provisions	19
Indexed Account and Indexed Account Options; Discontinuation of or Substantial Change to an Index; Segment; Segment Date

Transfer Privilege Provisions	20
Transfer Privilege; Transfer Fees; Transfers from the Fixed Account; Transfers from a Sub-Account; Change of Terms and Conditions

Surrender Provisions	21

Surrender; Surrender Charges; Charge for Decrease in Specified Amount; Surrender Charge for Full Surrender; Partial Surrender (i.e. Withdrawal); Effect of Partial Surrenders on Accumulation Value and Specified Amount

Loan Provisions	22

Loans; Fixed Loan; Participating Loan; Loan Account; Loan Repayment; Interest Rate Charged on Fixed Loan; Interest Rate Charged on Participating Loan; Loan Repayment; Debt; Annual Rebalancing of Holding Account and Indexed Account Due to Participating Loan; Converting from One Loan Option to the Other; Participating Loan to Fixed Loan Conversion; Fixed Loan to Participating Loan Conversion

General Provisions	24

Annual Report; Compliance with the Internal Revenue Code; Conformity with Interstate Insurance Product Regulation Commission Standards; Deferment of Payments; Modified Endowment; Payment of Proceeds; Projection of Benefits and Values

Effect of Policy on Riders Provisions	25

Effect of Riders on Policy Provisions	26

Settlement Options	26

*Page 4 is intentionally blank.

Amendments, Endorsements, or Riders, if any, and a copy of the application follow Page 28.

Summary of Policy Features

This summary is an overview of the important features and operations of your Policy. It is meant to give you a basic understanding of your Policy. Specific details regarding these features are only provided in the Policy provisions and cannot fully be described in a summary. This summary is not a substitute for reading the entire Policy carefully.

Individual Flexible Premium Variable Adjustable Life Insurance This title is our generic name for variable universal life insurance. “Flexible premium” means that you may pay premiums by any method agreeable to us, at any time prior to the Insured’s Attained Age 121 and in any amount subject to certain limitations. It is important to maintain the payment(s) of your Planned Premium, as shown on the Policy Specifications, in order to keep your Policy In Force. “Adjustable life insurance” means that you, with our agreement, can change the death benefit to meet your changing needs.

The Policy provides for a Fixed Account, Separate Account, and Indexed Account. Based on the allocation instructions you provide, we will direct any Net Premium Payment into one or more of these accounts.

The Fixed Account is part of the Company’s general assets, is not subject to market fluctuation and interest is credited subject to a minimum rate.

The investment performance of Separate Account assets is kept separate from the Company’s general assets and will fluctuate based on the performance of the Sub-Accounts you invest in. Please see the “Separate Account Provisions” and Policy Specifications for more details.

The Indexed Account uses the gains and losses of an outside financial Index to calculate the annual crediting rate, subject to a minimum guarantee. Indexed Credits, if any, are not applied to the Indexed Account until the Segment Maturity Date. Please see the “Indexed Account Provisions” and Policy Specifications for more details. This policy provides for a Holding Account when there is an allocation made to the Indexed Account. Please see the Holding Account Provisions and Policy Specifications for more details.

Coverage Duration The duration of coverage will vary based upon changes in the amount, timing and frequency of your premium payments, changes to the coverage under your Policy and any Riders attached to your Policy, and the other factors described in the following sections.

Accumulation Value The Accumulation Value is a key component of your Policy. The Accumulation Value is the total of the Fixed Account, Separate Account, Holding Account, Indexed Account, and the Loan Account. We apply a charge to each premium you pay and then add the balance to the Fixed Account, Separate Account, and/or Indexed Account in accordance with your allocation instructions. Any allocations to the Indexed Account will remain in the Holding Account until the Indexed Account Allocation Date.

On a monthly basis, we deduct the cost of providing the coverage (the Cost of Insurance) and the cost of any additional benefits and/or Riders and administrative charges.  This charge is known as the “Monthly Deduction”  and is taken   from the Fixed Account and any Separate Account in the same proportion as the balances invested in the total of such account(s). If insufficient value exists in the Fixed Account and any Sub-Account(s) to cover the Monthly Deduction, we will apply the charge in successive order to the Holding Account, and then to the most recently opened Indexed Account Segment(s), until the entire charge has been paid.

We will deduct a daily Mortality and Expense Risk Charge, if any, from each Sub-Account.

Subject to the guaranteed maximums and guaranteed minimums shown in the Policy Specifications, we can change these charges based on certain contractually identified factors. We can also change interest rates credited to this Policy at any time based on certain contractually identified factors subject to a minimum rate.

Simply put, premium, interest additions, positive Separate Account performance, and Indexed Credits increase the Accumulation Value. Both our charges and negative Separate Account performance decrease the Accumulation Value. If additions exceed deductions, your Accumulation Value increases; if deductions exceed additions, your Accumulation Value decreases. If the Surrender Value (Accumulation Value, less surrender charge, less Debt) becomes so small that we cannot take an entire Monthly Deduction, your Policy may terminate; see, however, the “Grace Period” provision and the “No-Lapse Provision”.

The length of time your Policy remains In Force will vary based on changes in the following factors:

•                  Frequency, timing, and amount of any premium payment(s).

•                  Policy changes such as loans, partial surrenders, Death Benefit Option changes, increases or decreases in Specified Amount and the addition or removal of Riders.

•                  Interest credited to your Accumulation Value from the Fixed Account, the Indexed Account and the Holding Account.

•                  Separate Account performance.

•                  Monthly Deductions.

•                  If the “No-Lapse Provision” is In Force and the No Lapse Test is met.

Interest Do not assume that interest rates will remain constant for any extended period of time. We may change interest rates at any time on the Fixed Account, Persistency Bonus, and Holding Account based on certain contractually identified factors subject to a guaranteed minimum rate. Indexed Credits on the Indexed Account are linked to an outside financial Index and are applied to an Indexed Account Segment’s Average Monthly Segment Balance on its Segment Maturity Date.

Separate Account Performance Separate Account performance can vary greatly, may increase or decrease on a daily basis, and is not guaranteed. You are able to select, monitor and change Sub-Account choices to meet your objectives or investment conditions.

No-Lapse Provision Your Policy provides for a “ No-Lapse Provision” which can ensure that your coverage will continue regardless of Surrender Value as long as the required No-Lapse Premium is paid during the No-Lapse Period. The length of the No-Lapse Period is shown in the Policy Specifications.

Note conditions that can impact whether the “No-Lapse Provision” will remain In Force include:

•                  Partial Surrenders taken;

•                  Debt; and

•                  Continued payment of required No-Lapse Premium.

Monitoring Your Policy’s Performance We will send you an Annual Report (Statement of Account) of your Policy to help you monitor your Policy Values and compare it to your objectives when you purchased your Policy. Ask your life insurance agent to explain anything you do not understand. You may need to adjust your premiums to achieve your insurance objectives. You may Request from us, at any time while your Policy is In Force, an in force projection of future death benefits  and Policy Values.   We encourage  you to Request an in force projection at least once each Policy    Year, subject to the terms of the “Projection of Benefits and Values” provision of this Policy. We are also available to answer your questions and assist you in making changes to your Policy.

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Definitions

Accumulation Value The sum of (1) the Fixed Account Value plus (2) the Separate Account Value plus (3) the Holding Account Value plus (4) the Indexed Account Value plus (5) the Loan Account Value under this Policy, as described in the “Policy Values Provisions”.

Administrator Mailing Address The Administrator Mailing Address for this Policy is shown on the front cover.

Attained Age (Age) The Insured’s Issue Age plus the number of completed Policy Years that have elapsed since the Policy Date. The Insured’s Attained Age increases by one on each Policy Anniversary. For purposes of this Policy, the Insured’s Attained Age increase will always occur on the Policy Anniversary regardless of when the Insured’s actual birthday occurs.

Beneficiary The person(s) or entity(ies) named in the application for this Policy, unless later changed as provided for by this Policy, to whom we will pay the Death Benefit Proceeds upon the death of the Insured.

Closing Value of an Index The value of an Index as of the close of the New York Stock Exchange, which is usually 4:00 p.m. Eastern Time. If no closing value is published, we will use the closing value for the next day for which a closing value is published.

Cost of Insurance The monthly cost of providing life insurance under this Policy.

Date of Issue The date from which Suicide and Incontestability periods are measured.  The Date of Issue is shown in  the Policy Specifications.

Death Benefit Proceeds The amount payable upon the death of the Insured as described in the “Death Benefit Proceeds” provision.

Debt The total of any outstanding loans against this Policy, including loan interest accrued but not yet charged. May also be referred to as “Indebtedness”.

Due Proof of Death A certified copy of an official death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to us.

Evidence of Insurability Evidence satisfactory to us related to the health, lifestyle, and financial and other circumstances that may impact the insurability of the Insured.

Fixed Account An account to which you may allocate your Net Premium Payments and transfer values. The Fixed Account is a part of the Company’s general account, and Fixed Account assets are general assets of the Company.  Fixed Account principal is not subject to market fluctuation and interest is credited at a rate not less than the Guaranteed Minimum Fixed Account Interest Rate as shown in the Policy Specifications.

Holding Account An account from which value is systematically transferred to an Indexed Account Option according to your account allocation instructions on each Monthly Indexed Account Allocation Date. This account is part of the Accumulation Value and is credited with interest daily as explained in the “Holding Account” provision. The Holding Account is a part of the Company’s general account and Holding Account assets are general assets of the Company.

Interest is credited at a rate not less than the Guaranteed Minimum Holding Account Interest Rate as shown in the Policy Specifications.

Index An external index used as a basis to determine the Index Credits. The Index(es) are shown in the Policy Specifications.

Indexed Account The Indexed Account is part of the general account assets of the Company and consists of Indexed Account Option(s) that are eligible for interest based on an outside Index subject to the terms of this Policy. Interest is credited at a rate not less than the Guaranteed Minimum Annual Interest Rate Credited to a Maturing Segment as shown in the Policy Specifications.

Indexed Account Option(s) An allocation option available under the Indexed Account. The Indexed Account Option(s) available as of the Policy Date are shown in the Indexed Account Specifications section of the Policy Specifications.

In Force Not terminated for any reason.

Insured The person whose life is insured under this Policy.

Irrevocable Beneficiary A Beneficiary named by you as irrevocable. Any Beneficiary that you designate as irrevocable must provide consent for you to exercise certain ownership rights as specified in this Policy.

Issue Age The Insured’s age nearest birthday on the Policy Date.

Lapse Terminate without value.

Loan Account The account  in  which  amounts  equal  to  amounts  loaned  under  this  Policy for a Fixed Loan, including charged loan interest, accrue once transferred out of the Fixed Account, Sub-Account(s), Holding Account, and the Indexed Account, as applicable. The Loan Account is part of our general account.

Monthly Anniversary Day The day of the month shown in the Policy Specifications when we deduct the Monthly Deduction, or the next Valuation Day if the Monthly Anniversary Day is not a Valuation Day.

Monthly Deduction The amount deducted on each Monthly Anniversary Day from the Surrender Value for certain expenses and the Cost of Insurance, as described in the “Monthly Deduction” provision.

Net Premium Payment The portion of a premium payment, after deduction of the Premium Load shown in the Table of Expense Charges and Fees in the Policy Specifications, available for allocation to the Fixed Account, any of the Sub- Account(s), or any Indexed Account Option.

No-Lapse Premium The required premium which must be paid to guarantee that this Policy will not Lapse during the specified No-Lapse Period as described in the “No-Lapse Provision”, if applicable.

1940 Act The Investment Company Act of 1940, as amended.

Notice, Election, Request (In Writing) With respect to any Notice, Election or Request to us, this term means a written form of communication satisfactory to us and received at our Service Office. We retain the right to agree in advance to accept communication by telephone or some other form of transmission, in a manner we prescribe. We will not be responsible for any action we take or allow before we receive a communication at our Service Office. With respect to any Notice, Election or Request from us to you or any other person, this term means a written form of communication by ordinary mail to such person at the most recent address in our records. If agreed to in advance by you, we may also send communication to you by some other form of transmission.

Owner The person(s) or entity(ies) shown in the Policy Specifications who may exercise rights under this Policy, unless later changed as provided for by this Policy. If no Owner is designated, the Insured will be the Owner.

Policy Anniversary The same date (month and day) each Policy Year equal to the Policy Date, or the next Valuation Day if the Policy Anniversary is not a Valuation Day.

Policy Date The date on which life insurance begins if the necessary premium has been paid. This is also the date from which Monthly Anniversary Days, Policy Anniversaries, Policy Months, Policy Years, and Planned Premium due dates are determined.

Policy Month The period from one Monthly Anniversary Day up to, but not including, the next Monthly Anniversary Day.

Policy Specifications The pages of this Policy which show your benefits, premium, costs, and other Policy information.

Policy Year(s) The one year period beginning on the Policy Date and ending one day before the Policy Anniversary and each subsequent one year period beginning on a Policy Anniversary.

Premium Class The Insured’s classification for this Policy, determined by our underwriting evaluation, as shown in the Policy Specifications.

SEC The Securities and Exchange Commission.

Separate Account A segregated account including the Sub-Account(s) thereunder, to which Net Premium Payments are, or have been allocated, or amounts may be transferred to.  Separate  Account assets are  not  chargeable  with  the Company’s general liabilities. The investment performance of Separate Account assets is kept separate from the Company’s general assets.

Specified Amount The amount you chose which is used to determine the amount of death benefit and the amount of Rider benefits, if any. The Minimum Specified Amount  allowable  under  this  Policy  and  the  Specified  Amount  at issue (“Initial Specified Amount”) are shown in the Policy Specifications. The Specified Amount may be increased or decreased as described in this Policy.

Sub-Account(s) Divisions of the Separate Account created by the Company to which you may allocate your Net Premium Payments and among which amounts may be transferred.

Surrender Value The Accumulation Value on the date of surrender or partial surrender, less any Debt, and less any applicable surrender charge shown in the Table of Surrender Charges in the Policy Specifications.

Underlying Fund(s) The Underlying Funds are the investments within the Sub-Account(s) to which the Net Premium Payments may be allocated. See “Investments of the Sub-Accounts” provision for additional details.

Valuation Day Any day on which the New York Stock Exchange is open for business, except a day during which trading on the New York Stock Exchange is restricted or on which an SEC-determined emergency exists or on which the valuation or disposal of securities is not reasonably practicable, as determined under applicable law.

Valuation Period The period beginning immediately after the close of business on a Valuation Day and ending at the close of business on the next Valuation Day.

Variable Accumulation Unit A unit of measure used to calculate the value of a Sub-Account as described in the “Variable Accumulation Unit Value” provision.

You, your The Owner(s) of this Policy.

We, our, us The Company.

The Contract

Entire Contract This Policy, the application for this Policy, and any Amendment(s), Endorsement(s), Rider(s), and supplemental application(s) that may be attached are the entire contract between you and us. All statements made in the application will, in the absence of fraud, be  deemed  representations  and  not  warranties.  We will not use any statement to contest this Policy unless it is contained in an application and a copy of the application is attached to this Policy when issued.

Changes to Contract Terms Only an authorized Officer of the Company may make or modify the terms of the Policy or any of its Amendments, Endorsements or Riders. Any such changes must be provided in a Notice in order to be effective.

We reserve the right to make changes in this Policy or to make distributions from this Policy to the extent we deem necessary, in our sole discretion, to continue to qualify this Policy as life insurance. Any such changes will apply uniformly to all Policies that are affected. You will be given advance Notice of such changes.

Non-Participating This Policy is not entitled to share in surplus distribution.

Misstatement of Age or Sex If the date of birth or sex of the Insured is misstated, we will adjust the Death Benefit Proceeds to the amounts that would have been purchased by the most recent Cost of Insurance deduction at the correct Issue Age and sex. No adjustment will be made to the Accumulation Value of the Policy.

Incontestability Except for nonpayment of premium, this Policy will be incontestable after it has been In Force for 2  years from the Date of Issue shown in the Policy Specifications. This means that we will not use any misstatement in the application to challenge a claim or contest liability after that time.

Any increase in the Specified Amount effective after the Date of Issue will be incontestable only after such increase has been In Force for 2 years. The basis for contesting an increase in Specified Amount will be limited to material misrepresentations made in the supplemental application for the increase.

If this Policy is reinstated, the basis for contesting after reinstatement will be:

a.              limited to the remainder of the original contestable period, if any, for material misrepresentations made in the original application; and

b.              limited for a period of 2 years from the date of reinstatement for material misrepresentations made in the reinstatement application.

Ownership

Rights of Owner While an Insured is living except as provided below and subject to any applicable state law, you may exercise all rights under this Policy including, but not limited to, the right to:

a.              return this Policy under the “Right to Examine this Policy” provision;

b.              surrender this Policy;

c.               agree with us to any change in or amendment to this Policy;

d.              transfer all your rights to another person or entity;

e.               change the Beneficiary (unless you specifically submit a Request to not to reserve this right);

f.                assign this Policy;

g.               effect a loan;

h.              effect a transfer to or from the Fixed Account, Sub-Account(s), or a transfer to the Holding Account for allocation to an Indexed Account Option(s);

i.                  make premium payments that are to be allocated to the Fixed Account, Sub-Account(s), or the Holding Account for allocation to an Indexed Account Option(s);

j.                 effect a partial surrender (i.e. withdrawal); and

k.              effect a reinstatement.

You must have the consent of any assignee recorded with us to exercise your rights under this Policy. You may exercise your rights subject to the consent of any Irrevocable Beneficiary, subject to any applicable law.

Unless provided otherwise, if you are not the Insured and you die before the Insured, all  your rights under this Policy  will transfer and vest in your executors, administrators or assigns.

Transfer of Ownership You may transfer all your rights under this Policy by submitting a Request. The Request does not need to be signed by the Beneficiary unless you have designated an Irrevocable Beneficiary. You may revoke any transfer prior to its effective date by submitting a Request. A transfer of ownership, or a revocation of transfer, will not take effect until recorded by us. Once we have recorded the transfer or revocation of transfer, unless a future date is specified by you, it will take effect as of the date of the latest signature on the Request. Any payment made or any action taken or allowed by us before we record the transfer or revocation of transfer will be without prejudice to us.

On the effective date of transfer, the transferee will become the Owner and will have all the rights and be subject to the limitations of the Owner as described under the “Rights of Owner” provision of this Policy. Unless you direct us otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of transfer.

Assignment Assignment of this Policy must be submitted by Request and, unless a future date is specified by you, will take effect as of the date the assignment is  signed. We will not be responsible for any action we take or allow before we receive a communication at our Administrator Mailing Address.  We will not be responsible for the validity or sufficiency of any assignment. While an assignment is in effect, to the extent provided under the terms of the assignment, an assignment will:

a.              transfer the interest of any designated transferor; and

b.              transfer the interest of any Beneficiary, unless an Irrevocable Beneficiary has been designated.

Some Important Things You Should Do

a.              Provide us with any change in your mailing address in a timely manner.

b.              Pay sufficient premiums on time to keep your Policy In Force.

c.               Notify us of any change in Beneficiary.

Beneficiary

Beneficiary You may designate more than one Beneficiary. If you designate more than one Beneficiary, any Death Benefit Proceeds payable will be paid in equal shares to the survivors in the appropriate Beneficiary class, unless you submit a Request otherwise. If no Beneficiary is alive when the Death Benefit Proceeds become payable or in the absence of any Beneficiary designation, the Death Benefit Proceeds will transfer and vest in you or in your executors, administrators or assigns.

Change of Beneficiary While the Insured is alive, you may  change  the  Beneficiary  by  submitting  a  Request. Unless a future date is specified by you, any change will take effect as of the date the Request is signed. The Insured need not be living when the requested change is recorded by us, however the requested change must be delivered to us prior to the death of the Insured. The Beneficiary does not have to sign the Request unless you have designated an Irrevocable Beneficiary. Any payment made or any action taken or allowed by us before we record the change of Beneficiary will be without prejudice to us.

Insurance Coverage and Death Benefit Provisions

Date of Coverage The dates of coverage under this Policy will be as follows:

a.              For all coverages provided in the original application, the effective date of coverage will be the Policy Date provided the initial premium has been paid and the Policy has been accepted by you (1) while the Insured is living and (2) prior to any change in the Insured’s health or any other factor affecting insurability of the Insured as represented in the application for this Policy.

b.              For any increase, decrease, or addition to coverage, the effective date of coverage will be the Monthly Anniversary Day on or next following the day we approve the application for the increase, decrease, or addition to coverage, and the first month’s Cost of Insurance for the increase, if applicable, is deducted as described in the “Increase to Specified Amount” provision, provided the Insured is living on such day.

c.               For any insurance that has been reinstated, the effective date of coverage will be the date as described in        the “Reinstatement” provision.

Termination of Coverage All coverage under this Policy terminates on the first of the following to occur:

a.              a full surrender of this Policy;

b.              the Insured’s death; or

c.               failure to pay the amount of premium necessary to avoid termination before the end of any applicable grace period.

No action by us after this Policy has terminated, including any Monthly Deduction made effective after termination of coverage, will constitute a reinstatement of this Policy or waiver of the termination. Any such deduction will be refunded.

Death Benefit Proceeds If the Insured dies while this Policy is In Force and upon Notice of Claim, we will pay Death Benefit Proceeds equal to the greater of:

a.              the amount determined under the Death Benefit Option in effect on the date of the Insured’s death, plus any Riders or benefits that are payable, less any Debt; or

b.              an amount equal to the Accumulation Value on the date of the Insured’s death multiplied by the applicable percentage shown in the Corridor Percentages Table in the Policy Specifications, plus any Riders or benefits that are payable, less any Debt.

Death Benefit Options The Death Benefit Option on the Policy Date is shown in the Policy Specifications. This Policy provides for the following Death Benefit Options:

a.              Death Benefit Option 1 (Level): The Specified Amount on the date of the Insured’s death less any partial surrenders after the date of death.

b.              Death Benefit Option 2 (Increasing): The greater of: 1) the Specified Amount on the date of the Insured’s death plus the Accumulation Value on the date of death, less any partial surrenders after the date of death; or 2) the Specified Amount on the date of death, multiplied by the Death Benefit Option 2 Factor as shown in the Policy Specifications, if Death Benefit Option 2 is elected, less any partial surrenders after the date of death.

c.               Death Benefit Option 3 (Increase by Premium): The Specified Amount on the date of the Insured’s death plus the Accumulated Premium as described below on the date of death, less any partial surrenders on the date of death. The Death Benefit Option 3 Limit shown in the Policy Specifications is the maximum death benefit under this option, if Death Benefit Option 3 was elected at issue.

Accumulated Premium for Death Benefit Option 3 The Accumulated Premium is determined on each Monthly Anniversary Day and equals the sum of all premiums paid less any partial surrenders. The Accumulated Premium will never be less than zero. Any premium paid that will cause the death benefit to exceed the Death Benefit Option 3 Limit will be applied to this Policy, but will only increase the death benefit up to the Death Benefit Option 3 Limit.

Notice of Claim You or someone on your behalf must provide us with Notice of Due Proof of Death of the Insured within 30 days or as soon as reasonably possible after the death of the Insured.

Income Tax on Death Benefits This Policy is intended to qualify as life insurance under the Internal Revenue Code so that the Death Benefit Proceeds, not including interest from the date of the Insured’s death, will not be taxable as income to the Beneficiary(ies). To do so, this Policy must qualify under one of two tests, the Cash Value Accumulation Test or the Guideline Premium Test as defined in the Internal Revenue Code Section 7702. The Death Benefit Qualification Test for this Policy is shown in the Policy Specifications and cannot be changed. Unless you Elect otherwise when applying for this Policy, the Death Benefit Qualification Test is the Guideline Premium Test.

Suicide If the Insured commits suicide, whether sane or insane, within 2 years from the Date of Issue, the Death Benefit Proceeds will be limited to a refund of the premiums paid less any Debt and any partial surrenders.

If the Insured commits suicide, whether sane or insane, within 2 years from the date of any increase in the Specified Amount, the Death Benefit Proceeds with respect to such increase will be limited to a refund of the monthly charges paid for the cost of the increase in the Specified Amount.

Method of Payment Upon the Insured’s death while the Policy is In Force, Death Benefit Proceeds may be paid in a lump sum or left with us for payment under a settlement option that we make available.

Interest on Death Benefit We will pay interest on any Death Benefit Proceeds payable. Interest shall accrue and will be paid from the date of the Insured’s death to the date when Death Benefit Proceeds are paid at a rate equal to the rate applied to Death Benefit Proceeds left on deposit with us.

Additionally, we will pay interest on the Death Benefit Proceeds at an annual rate of 10.00% beginning with the date that is 31 days from the latest of a., b., or c. to the date when Death Benefit Proceeds are paid, where:

a.              is the date of our receipt of Due Proof of Death of the Insured;

b.              is the date we receive sufficient information to determine our liability, the extent of our liability, and the appropriate payee legally entitled to the Death Benefit Proceeds; and

c.               is the date that legal impediments to payment of Death Benefit Proceeds that depend on the action of parties other than us are resolved and sufficient evidence of the same is provided to us.

Legal impediments to payment shall include, but are not limited to (a) the establishment of guardianships and conservatorships; (b) the appointment and qualification of trustees, executors and administrators; and (c) the submission of information required to satisfy any state or federal reporting requirements.

Continuation of Coverage After Insured’s Attained Age 121 Unless otherwise agreed to by you and us, if this Policy is In Force at the Insured’s Attained Age 121 (but not in the grace period), the Separate Account Value and Holding Account Value, if any, will be transferred to the Fixed Account on the next Policy Anniversary Day after the Insured’s Attained Age 121. No further premium payments will be allowed and we will:

a.              continue to credit interest to the Fixed Account as described in the “Interest Credited Under Fixed Account” provision;

b.              not allow any new Segments  to be  opened  and  the  value  of  each  Maturing  Segment  will  be transferred  to the Fixed Account on the Segment Maturity Date;

c.               no longer charge Monthly Deductions under this Policy;

d.              not allow any changes to the Specified Amount;

e.               change the Death Benefit Option to Death Benefit Option I, if applicable, and not allow any more changes;

f.                convert a Participating Loan to a Fixed Loan;

g.               allow loans and partial surrenders to be taken. Loan interest rates will apply as shown in the Policy Specifications and loan repayments can continue to be made. You may repay all or part of a loan at any time while this Policy is In Force; and

h.              continue this Policy In Force until it is surrendered or the Death Benefit Proceeds become payable.

This provision will not continue any Rider attached to this Policy beyond the date for such Rider’s termination, as provided in the Rider.

If this Policy is in the grace period at the Insured’s Attained Age 121, you will need to pay the minimum amount required to remove this Policy from the grace period in order to guarantee continuation of this Policy beyond the Insured’s Attained Age 121.

With regards to the changes in benefits detailed under this provision, there is some uncertainty whether this Policy would continue to qualify as life insurance in the year the Insured reaches Attained Age 121. There is also some uncertainty whether you would be viewed as constructively receiving the Accumulation Value at any time when this Policy’s Accumulation Value is equal to the death benefit. You should consult a tax advisor concerning these issues.

Changes in Insurance Coverage

Upon your Request while the Insured is living, the insurance coverage may be changed as described in this section.

Changes in insurance coverage will be effective on the Monthly Anniversary Day on or next following the date we approve your Request for the change, unless another date acceptable to us is requested.

Increases in Specified Amount Subject to you providing us with Evidence of Insurability, the Specified Amount may be increased.  There is a minimum as to how much it may be increased and a maximum number of times it may be increased. The Minimum Specified Amount Increase, Maximum Number of Specified Amount Increases per Policy Year, and the Maximum Attained Age for a Specified Amount Increase are shown on the Policy Specifications. If you increase the Specified Amount, there will be additional Surrender Charges in the event you request a surrender of this Policy.

Please refer to the “Surrender Charge for Full Surrender” provision of this Policy. Other charges, such as the Cost of Insurance and other charges that are calculated based on the Policy’s Specified Amount will also be increased.

Decreases  in Specified Amount A decrease in Specified Amount may be made subject to the Minimum Specified Amount Decrease and Maximum Number of Specified Amount Decreases per Policy Year as shown in the Policy Specifications. The Specified Amount may not be decreased below the Minimum Specified Amount shown in the Policy Specifications. Any decrease in Specified Amount will be deducted in the following order: (a) from the most recent Specified Amount increase, if any; (b) successively from the next most recent Specified Amount increase, if any; and (c) from the initial Policy Specified Amount. At least 12 months must elapse after an increase before a decrease in Specified Amount can be made. If you choose to decrease the Specified Amount, a surrender charge, based on the Table of Surrender Charges shown in the Policy Specifications, will be applied as described in the “Surrender Provisions” under the “Charge for Decrease in Specified Amount” provision. Please note that we will not allow a decrease in Specified Amount below the minimum Specified Amount required to maintain the qualification of this Policy as life insurance under the Internal Revenue Code.

Changes in Death Benefit Option After the first Policy Year, you may change the Death Benefit Option as described below. You may change from Death Option 2 to Death Benefit Option 1. If you do, the Specified Amount will be increased by the greater of the Accumulation Value or the Specified Amount multiplied by the Death Benefit Option 2 Factor. You may change from Death Benefit Option 3 to Death Benefit Option 1. If you do, the Specified Amount will be increased by an amount equal to the Accumulated Premium, up to the Death Benefit Option 3 Limit. We will not allow a change to Death Benefit Option 2 or to Death Benefit Option 3.

Premium Class Changes Premium Class changes (such as a change in Tobacco User status) may occur upon your Request at any time after the first Policy Year, subject to Evidence of Insurability, and prior to the Insured’s Attained Age 121.

Rider and/or Benefit Additions If available, and subject to any underwriting guidelines and Evidence of Insurability requirements, you may submit a Request that Rider(s) and/or Benefits be added to this Policy after the Policy Date.

Policy Split Prohibition This Policy may not be split to create more than one individual life insurance policy on the life of the Insured.

Premium and Allocation Provisions

Payment of Premiums The initial premium is due on the Policy Date and is payable on or before delivery of this Policy. All subsequent premium payments may be made at any time before the Insured’s Attained Age 121 and in any amount, subject to the following provisions, unless we agree by Notice. However, sufficient premium must be paid to keep this Policy In Force. Your premiums are payable in United States currency. We will provide a premium receipt signed by an officer of the Company upon Request as required by the laws of the state in which this Policy is delivered. Please see “Planned Premiums” provision below.

Premium payments, after the first, can be made as follows:

a.              through prearranged withdrawals from a checking account or other designated account by contacting the Service Office; or

b.              sent to any premium address designated by us.

Sufficient premium payments must be paid in order to keep this Policy In Force. A change in the frequency, timing and amount of any premium payment(s) may decrease or increase the length of time this Policy will remain In Force and additional premium payments may be required.

Planned Premiums You choose how much premium you will pay and the frequency of such payments (the “Planned Premiums”). The Planned Premium you elected is shown in the Policy Specifications. You may change the amount and frequency of premium payments. Changes in the amounts or frequency of such payments are subject to our approval. Any change in the Planned Premiums may impact the Policy values and benefits. We will send premium reminder notices for the amounts and frequency of payments you establish.

Additional Premiums You may make additional premium payments in an amount no less than the Minimum Additional Premium Payment Amount as shown on the Policy Specifications at any time before the Insured reaches Attained Age 121. We reserve the right to limit the amount or frequency of any such additional premium payments in accordance with the “Compliance with the Internal Revenue Code” and “Modified Endowment” provisions. We also reserve the right to require Evidence of Insurability for any premium payment that would result in an immediate increase in the difference between the death benefit and the Accumulation Value. If Evidence of Insurability is not received, the premium, or any portion of the premium, may be returned. Any additional payment we receive will be applied as premium and not to repay any outstanding loans, unless you submit a Request otherwise.

No-Lapse Provision During the No-Lapse Period and subject to the limitations described in this provision, this Policy will not enter the grace period and Lapse if the No-Lapse Test is met. The No-Lapse Period is shown in the Policy Specifications and varies by your Issue Age. The No-Lapse Test and No-Lapse Premium are shown in the Policy Specifications. As long as you have satisfied the No-Lapse Test, the No-Lapse Period applies for the entire length of the period but no longer. Continuing to pay the No-Lapse Premium beyond the expiration of the No-Lapse Period does not guarantee that this Policy will not Lapse.

If this provision is actively preventing the Policy from Lapse, Monthly Deductions will be subtracted from the Surrender Value as described in the “Monthly Deduction” provision however, the Policy will not accumulate a negative Accumulation Value. When this provision is not actively preventing the Policy from Lapse, the Surrender Value may be insufficient to keep the Policy In Force unless additional premium is paid.

Increases in Specified Amount will increase the amount of No-Lapse Premium required to satisfy the No-Lapse Test. You will be notified of the increase in No-Lapse Premium required. Any such increase in Specified Amount will not extend the length of the No-Lapse Period. Death Benefit Option changes, Premium Class changes, and the removal of any Riders may decrease the No-Lapse Premium required. Decreases in Specified Amount will have no effect on the No-Lapse Premium required.

Premium Refund at Death Any premium paid after the Insured’s date of death will be refunded as part of the Death Benefit Proceeds, unless you submit a Request otherwise prior to our payment.

Premium Allocation Instructions You must provide us with Notice of your premium allocation instructions. These instructions direct how the Net Premiums will be allocated between the Fixed Account, Separate Account, and Indexed Account under this Policy. One hundred percent of each Net Premium Payment must be allocated to these accounts. Allocations must be made in whole percentages.

All Net Premium Payments received before the end of the Right to Examine Period will be allocated as described in the “Right to Examine this Policy” provision.

Subsequent Net Premium Payments will be allocated on the same basis as the most recent Net Premium Payment unless you submit a Request otherwise.

Account Allocation Instructions You must provide us with Notice of your account allocation instructions to give further direction for allocating Separate Account Net Premiums among the Sub- Account(s) and Indexed Account Net Premiums among the Indexed Account Option(s). These allocations must be made in whole percentages, and each set of allocations must total one hundred percent. Your allocations may be changed at any time.

Indexed Account Allocation changes received one business day prior to, or on a Monthly Indexed Account Allocation Date will require allocation changes to be delayed until the next available Monthly Indexed Account Allocation Date. Any Net Premium Payment allocated to the Indexed Account will be held in the Holding Account until the next Indexed Account Allocation Date.

Maturing Segment Allocation Except as noted below, the Segment Maturity Value will be allocated to the Fixed Account, Separate Account, and/or Indexed Account as directed by you. These allocations must be made in whole percentages, and each set of allocations must total one hundred percent of the Segment Maturity Value as described in the “Premium Allocation Instructions” and “Account Allocation Instructions” provisions. If a Segment had a Monthly Segment Balance of zero for any Segment Month, the Segment Maturity Value will be allocated to the Fixed Account.

Indexed Account Allocation Dates The Initial Indexed Account Allocation Date is the first date on which transfers from the Holding Account to the Indexed Account may occur. The Initial Indexed Account Allocation Date and Indexed Account Allocation Date are shown in the Policy Specifications. All subsequent Indexed Account Allocation Dates are the dates on which transfers from the Holding Account to the Indexed Account may occur.

Optional Sub-Account Allocation Programs

Program Participation You may elect to participate in programs providing for Dollar Cost Averaging or Automatic Rebalancing, but may participate in only one program at a time. Transfers made in conjunction with either of these programs do not count against the free transfers available.

We reserve the right to modify the terms and conditions of, or suspend, these programs upon ninety (90) days advance Notice to you.

Dollar Cost Averaging Dollar Cost Averaging systematically transfers specified dollar amounts from the account(s) specified by you. The Account(s) available from which to transfer funds for Dollar Cost Averaging are shown in the Policy Specifications. Transfer allocations may be made to 1 or more of the other Sub-Account(s) on a monthly basis or quarterly basis. Allocations may not be made to the same account from which amounts are to be transferred. Dollar Cost Averaging terminates automatically:

a.              if the value in the account(s) specified by you is insufficient to complete the next transfer;

b.              7 calendar days after we receive your Request for termination of Dollar Cost Averaging;

c.               after 12 or 24 months, as elected by you; or

d.              if this Policy is terminated.

Automatic Rebalancing Automatic Rebalancing periodically restores the percentage of Accumulation Value allocated to each Sub-Account to a level pre-determined by you. The pre-determined level is the allocation initially selected at the time of application, until changed by you. The Fixed Account and Indexed Account are not subject to rebalancing. If Automatic Rebalancing is elected, all Net Premium Payments allocated to the Sub-Accounts will be subject to Automatic Rebalancing. Automatic Rebalancing will occur on a quarterly, semi-annual or annual basis, as elected by you. If Dollar Cost Averaging is also elected, the first rebalancing will occur after the Dollar Cost Averaging process terminates.

Grace Period, Continuation of Insurance and Reinstatement Provisions

Grace Period This Policy will enter the grace period if on any Monthly Anniversary Day:

a.              The Surrender Value is less than the required Monthly Deduction due on the Monthly Anniversary Day for the current Policy Month; and

b.              The No-Lapse Test is not met during the No-Lapse Period or the No-Lapse Period has expired.

If on any Monthly Anniversary Day, the No-Lapse Test is met, this Policy will not enter the grace period and will not be subject to termination under this provision.

We allow a grace period of 61 days, beginning on the Monthly Anniversary Day this Policy enters the grace period, for payment of applicable required Net Premium Payment as follows:

1.              If the No-Lapse Period has not expired, we will require payment sufficient to satisfy the No-Lapse Test on the Monthly Anniversary Day immediately following the end of the grace period; or

2.              If the No-Lapse Period has expired, payment sufficient to maintain coverage for three Policy Months from the date this Policy enters the grace period (this would include the cost of Monthly Deductions due and unpaid during the grace period plus an amount sufficient to restore the Surrender Value to cover the cost of the Monthly Deduction due on the Monthly Anniversary Day immediately following the end of the grace period).

If the total amount paid to us during the grace period is not sufficient, all coverage under this Policy will Lapse. However a greater amount will be accepted, as additional premium will be due after the end of this period to maintain coverage for additional Policy Months.

We will send a Notice to you and to any assignee of record at least 31 days before the end of the grace period. The Notice will state the amount of premium as noted above. All coverage under this Policy will Lapse if you do not pay this amount on or before 61 days beginning on the date this Policy enters the grace period. If the Insured dies within the grace period, we will deduct any overdue Monthly Deductions from the Death Benefit Proceeds.

As described in the “Loan Provisions”, Debt reduces the Surrender Value. Any increase in Debt, including loan interest due but not yet charged, may reduce the Surrender Value, and cause this Policy to enter the grace period.

Continuation of Insurance If premiums are discontinued on any date, the Surrender Value on that date will be used to provide insurance under this provision. This Policy and all Amendments, Endorsements, and Riders will continue In Force according to their terms for as long as the Surrender Value is sufficient to cover the Monthly Deduction. If the Surrender Value is insufficient, the Policy will terminate according to the “Grace Period” provision except as provided under the “No- Lapse Provision”.

Reinstatement If this Policy has Lapsed as described in the “Grace Period” provision, you may reinstate this Policy within 5 years from the date of Lapse provided:

a.              this Policy has not been surrendered;

b.              the Insured has not died since the date of Lapse;

c.               you submit a Request and an application for reinstatement while the Insured is living;

d.              you submit Evidence of Insurability;

e.               you pay Net Premium equal to the Monthly Deductions due and unpaid during the grace period;

f.                you pay the lesser of the following:

i.                   if the No-Lapse Period has not expired, Net Premium sufficient to satisfy the No-Lapse Test for at least 2 Policy Months after the date of reinstatement; or

ii.                   if the No-Lapse Period has expired, Net Premium sufficient to keep this Policy and any reinstated Riders In Force for at least 2 Policy Months after the date of reinstatement.

g.               any accrued loan interest is paid, and any remaining Debt is either paid or reinstated.

If this Policy is reinstated within the No-Lapse Period, the “No-Lapse Provision” will also be reinstated.

In addition to the minimum required payment to keep this Policy In Force as stated in e. and f. above, we recommend that you resume your Planned Premium to provide coverage beyond the initial period following the date of reinstatement.

Please contact us if you need assistance in determining an updated Planned Premium.

The reinstated Policy will be effective as of the Monthly Anniversary Day on or next following the date on which we approve the application for reinstatement. At the time of reinstatement, the surrender charge will be based on the duration from the original Policy Date as though this Policy had never Lapsed. The period for which benefits are limited due to suicide is described in the “Suicide” provision and reinstatement of this Policy will not cause the period to re-commence.

For the purposes of resuming allocations to the Indexed Account following the effective date of reinstatement, transfers may resume on the first monthly Indexed Account Allocation Date following the effective date of reinstatement.

Policy Values Provisions

This Policy provides Policy Values which may be available to you for partial surrender, loans or full surrender. They are also used to calculate your Death Benefit Proceeds. The following provisions describe how these values are calculated.

Accumulation Value The Accumulation Value on the Policy Date will be equal to all Net Premium Payments made for this Policy as of the Policy Date, minus the Monthly Deduction for the current Policy Month. The Accumulation Value of this Policy is the sum of the Fixed Account Value, Separate Account Value, Holding Account Value, Indexed Account Value, and Loan Account Value. Each of these is defined below.

At any point in time, we adjust the Accumulation Value by:

a.              adding the amount of Net Premium Payments made.

b.              subtracting the amount of any partial surrenders.

c.               adding any increases or subtracting any decreases as a result of market performance in the Sub-Account(s).

d.              adding interest credited under the Fixed Account, Holding Account, Indexed Account and Loan Account.

e.               adding any Persistency Bonus(es).

f.                subtracting Monthly Deductions.

g.               subtracting all other expenses and fees as shown in the Table of Expense Charges and Fees in the Policy Specifications.

Additional amounts credited are nonforfeitable except indirectly as surrender charges. Additional amounts credited will become part of the Accumulation Value which is subject to other charges and deductions.

Fixed Account Value At any point in time, we adjust the Fixed Account Value by:

a.              adding the amount of the Net Premium Payments allocated or other amounts transferred to the Fixed Account;

b.              subtracting the amount of any transfer from the Fixed Account;

c.               subtracting any portion of the Monthly Deduction deducted for the current Policy Month;

d.              subtracting any portion of a partial surrender deducted;

e.               subtracting any portion of the surrender charges due to any decrease in Specified Amount;

f.                adding any portion of Fixed Loan interest crediting;

g.               adding any portion of the Persistency Bonus credited;

h.              adding daily interest credited as explained in the “Interest Credited Under Fixed Account” provision.

Separate Account Value The Separate Account Value, if any, for any Valuation Period is equal to the sum of the then stated values of all Sub-Account(s) under this Policy. The stated value of each Sub-Account is equal to:

a.              the number of Variable Accumulation Units, if any, credited or debited to such Sub-Account with respect to this Policy;

b.              multiplied by the Variable Accumulation Unit Value of the particular Sub-Account for such Valuation Period.

Variable Accumulation Unit Value Net Premium Payments, or any portion of Net Premium Payments, allocated, or amounts transferred, to each Sub-Account are converted into Variable Accumulation Units by dividing the amount allocated or transferred by the unit value of the applicable Sub-Account on the date of the conversion.

The Variable Accumulation Unit Value for a Sub-Account for any Valuation Period after the inception of the Sub-Account is equal to (a) minus (b), divided by (c), where:

(a)         is the total value of Underlying Fund shares held in the Sub-Account, (calculated as (a) the number of Underlying Fund shares owned by the Sub-Account at the beginning of the Valuation Period multiplied by (b) the net asset value per share of the Underlying Fund at the end of the Valuation Period, plus (c) any dividend or other distribution of the Underlying Fund made during the Valuation Period);

(b)         is the liabilities of the Sub-Account at the end of the Valuation Period. Such liabilities include a daily charge imposed on the Sub-Account, if any, and may also include a charge or credit with respect to any taxes paid or reserved for by the Company that we determine result from the operations of the Separate Account; and

(c)          is the number of Variable Accumulation Units for that Sub-Account outstanding at the beginning of the Valuation Period.

The daily charge imposed on a Sub-Account for any Valuation Period is equal to the M&E, if any, charge described in the “Mortality and Expense Risk (“M&E”) Charge” provision, multiplied by the number of calendar days in the Valuation Period. The Variable Accumulation Unit value may increase or decrease from Valuation Period to Valuation Period.

Holding Account Value At any point in time, we adjust the Holding Account Value by:

a.              adding the amount of the Net Premium Payments allocated or other amounts transferred to the Indexed Account being held in the Holding Account until the next Indexed Account Allocation Date;

b.              subtracting the amount of any transfer from the Holding Account;

c.               subtracting any portion of a Monthly Deduction deducted for the current Policy Month;

d.              subtracting any portion of a partial surrender deducted;

e.               subtracting any portion of the surrender charges due to any decrease in Specified Amount;

f.                adding daily interest credited as explained in the “Interest Credited Under Holding Account” provision.

Indexed Account Value The Indexed Account Value is the sum of the value of all open Segments. The value of a Segment at any point in time is equal to:

a.              the amount of any transfer from the Holding Account;

b.              subtracting the amount of any transfer from the Indexed Account;

c.               subtracting any portion of the Monthly Deduction deducted for the current Policy Month;

d.              subtracting any portion of a partial surrender deducted;

e.               subtracting any portion of the surrender charges due to any decrease in Specified Amount.

Loan Account Value The Loan Account Value, if any, with respect to this Policy, is the amount of any Fixed Loan(s), including any interest charged on the loan(s), less any amounts as described under the “Loan Repayment” provision taking into account the amounts described in the “Interest Credited Under Loan Account” provision.

Interest Credited Under Fixed Account We will credit interest to the Fixed Account daily. The interest rate applied to the Fixed Account will never be less than the Guaranteed Minimum Fixed Account Interest Rate shown in the Policy Specifications. Interest in excess of the guaranteed rate may be applied as determined by us. Such interest is referred to in this Policy as excess interest and is not guaranteed. Interest will begin to accumulate as of the date the Net Premium Payment or any value is directed to the Fixed Account.

Interest Credited Under Holding Account We will credit interest to the Holding Account daily. The interest rate applied to the Holding Account will be no less than the Guaranteed Minimum Holding Account Interest Rate shown in the Policy Specifications. Interest in excess of the guaranteed rate may be applied as determined by Us. Such interest is referred to in this policy as excess interest and is not guaranteed. Interest will begin to accumulate as of the date the Net Premium or any value is directed to the Holding Account.

Interest Credited Under Loan Account We will credit interest to the Loan Account daily. The interest rate applied to the Loan Account is shown in the Policy Specifications. Such loan interest amount will be transferred on each Monthly Anniversary Day on the same basis as the most recent Net Premium Payment allocations.

Mortality and Expense Risk (“M&E”) Charge We will subtract a mortality and expense risk (“M&E”) charge, if any, from each Sub-Account at the end of each Valuation Period. This charge will not exceed the following:

a.              the Guaranteed Maximum Mortality and Expense Risk Daily Charge Rate;

b.              multiplied by the value of the Sub-Account; and

c.               multiplied by the number of calendar days in the Valuation Period.

The rate used to calculate this charge is guaranteed not to exceed the Guaranteed Maximum M&E Charge Rate shown in the Table of Expense Charges and Fees in the Policy Specifications.

Fees Associated with the Underlying Funds Underlying Fund operating expenses may be deducted by each Underlying Fund as set forth in its prospectus.

Persistency Bonus Beginning with the Policy Year shown in the Policy Specifications and on each Monthly Anniversary Day thereafter, we will credit a Persistency Bonus to the Fixed Account and any of the Sub-Account(s) in the same proportion as the balances invested in the total of such account(s) as of the date the credit is applied. The Persistency Bonus for a Policy Month will be no less than:

a.              the monthly Guaranteed Minimum Persistency Bonus Rate Credited to Fixed Account and Sub-Account(s) shown in the Policy Specifications;

b.              multiplied by the Fixed Account Value plus the Separate Account Value. A higher Persistency Bonus Rate may be applied as determined by us.

Monthly Deduction Each Policy Month, beginning with the Policy Date and on each Monthly Anniversary Day thereafter, we will subtract the Monthly Deduction from the Fixed Account and any Sub-Account(s) in the same proportion as the balances invested in the total of such account(s) as of the date on which the deduction is made, unless otherwise agreed to by you and us In Writing. If insufficient value exists in the Fixed Account and any Sub-Account(s) to cover the cost of the Monthly Deduction, value will be deducted from the Holding Account. If insufficient value exists in the Holding Account, value will be deducted from the most recently opened Segment in the Indexed Account and will continue in successive order on a last in — first out basis until the cost of the Monthly Deduction has been satisfied. If multiple Segments were opened on the same Indexed Account Allocation Date, a prorated portion will be taken from each Segment.

The Monthly Deduction for a Policy Month equals:

a.              the Monthly Administrative Fee not to exceed the Guaranteed Maximum Monthly Administrative Fee as described in the Table of Expense Charges and Fees in the Policy Specifications;

b.              plus the Cost of Insurance as described in the “Cost of Insurance” provision;

c.               plus the monthly cost of any Riders and optional benefits.

Indexed Account Asset Charge We will deduct an Indexed Account Asset Charge as part of the Monthly Administrative Fee as described in the Table of Expense Charges and Fees in the Policy Specifications.

Cost of Insurance This Policy’s monthly Cost of Insurance will be equal to ( a) multiplied by the result of ( b) minus (c), where:

(a)         is the Cost of Insurance rate as described in the “Cost of Insurance Rates” provision;

(b)         is the death benefit at the beginning of the Policy Month, divided by the Net Amount at Risk Discount Factor shown in the Policy Specifications, divided by 1,000; and

(c)          is the Accumulation Value at the beginning of the Policy Month after the deduction of the Monthly Administrative Fee but prior to the deduction for the monthly Cost of Insurance, divided by 1,000.

Cost of Insurance Rates The monthly Cost of Insurance Rates are determined by us. The Cost of Insurance Rates will not exceed the amounts described in the Policy Specifications. We may use rates lower than the guaranteed maximum rates.

If the Insured is in a rated Premium Class, the monthly Cost of Insurance rates equal:

a.              the then applicable Cost of Insurance Rate;

b.              multiplied by the Risk Factor, if any, shown in the Policy Specifications;

c.               plus the applicable Flat Extra charge, if any, shown in the Policy Specifications.

Basis of Values Minimum Policy Values are based on the mortality assumptions and interest rates shown in the Policy Specifications. The values of this Policy are at least equal to the minimum required by or pursuant to the NAIC Variable Life Insurance Regulation, model #270 using Actuarial Guideline XXIV. A detailed statement of the basis of the charges and the method of computation has been filed with the Interstate Insurance Product Regulation Commission.

Changes in Rates and Charges Subject to the guaranteed maximums and guaranteed minimums shown in the Policy Specifications, we may change the rates and charges that apply to your Policy. Among the rates and charges that can change are the monthly Cost of Insurance Rates, excess interest rates credited to the Fixed Account, Persistency Bonus Rate, mortality and expense charges and administrative fees. We will not make any changes to these rates and charges in order to distribute past gains or recoup past losses.

If a change in Cost of Insurance Rates is made, it will be based on our expectations at that time as to future cost factors, which may include, but are not limited to mortality, investment earnings, persistency, expenses (including reinsurance costs and taxes), policy funding, net amount at risk, loan utilization, capital requirements, and reserve requirements. Any change will apply uniformly to all individuals of the same Premium Class and policy duration as the Insured.

Separate Account Provisions

Separate Account You may allocate your Net Premium Payments and Accumulation Value (except for Holding Account Value, Indexed Account Value, and Loan Account Value) to the Sub-Account(s), which are divisions of the Separate Account shown in the Policy Specifications. The Separate Account was established by a resolution of our Board of Directors as a “separate account” under the insurance law of our state of domicile. The Separate Account under which there are Sub-Accounts is registered as a unit investment trust under the 1940 Act. The assets of the Separate Account (except assets in excess of the reserves and other contract liabilities of the Separate Account) will not be chargeable with liabilities arising out of any other business conducted by us. The income, gains or losses from the Separate Account’s assets will be credited or charged against the Separate Account without regard to the income, gains or losses of the Company. Separate Account assets are owned and controlled exclusively by us, and we are not a trustee with respect to such assets.

We may change the investment policy of the Separate Account at any time. If required by the Insurance Commissioner, we will file any such change for approval with the Department of Insurance in our state of domicile, and in any other state or jurisdiction where this Policy is issued.

Sub-Accounts The Separate Account is divided into Sub-Accounts. The assets of each Sub-Account will be invested fully and exclusively in shares of the appropriate Underlying Fund for such Sub-Account. The investment performance of each Sub-Account will reflect the investment performance of the appropriate Underlying Fund. For each Sub-Account, we will maintain Variable Accumulation Units as a measure of the investment performance of the Underlying Fund shares held in such Sub-Account. We may add or delete Sub-Accounts at any time.

Investments of the Sub-Accounts All amounts allocated or transferred to a Sub-Account will be used to purchase shares of the appropriate Underlying Fund. Each Underlying Fund will at all times be registered under the 1940 Act as an open-end management investment company. After due consideration of appropriate factors, we may eliminate or substitute Underlying Funds in accordance with the “Underlying Fund Withdrawal and Substituted Securities” provision. Any and all distributions made by an Underlying Fund will be reinvested in additional shares of that Underlying Fund at net asset value. Deductions by us from a Sub-Account will be made by redeeming a number of Underlying Fund shares at a net asset value equal in total value to the amount to be deducted.

Investment Risk Underlying Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of an Underlying Fund’s investment adviser or sub-adviser to manage that Underlying Fund and anticipate changes in economic conditions. You bear the entire investment risk of gain or loss of the Separate Account assets under this Policy.

Underlying Fund Withdrawal and Substituted Securities If a particular Underlying Fund ceases to be available for investment, or if we determine that further investment in a particular Underlying Fund is not appropriate in view of the purposes of the Separate Account (including without limitation that it is not appropriate in light of legal, regulatory or Federal income tax considerations), we may withdraw that particular Underlying Fund as a possible investment under the Separate Account and may substitute shares of a new or different Underlying Fund for shares of the withdrawn Underlying Fund. We will obtain any necessary regulatory or other approvals prior to taking this action. We may make appropriate Endorsements to this Policy to the extent reasonably required to reflect any withdrawal or substitution.

Holding Account Provisions

Holding Account Any portion of a Net Premium Payment allocated to the Indexed Account and all funds for transfer to the Indexed Account will first be deposited into the Holding Account. On each Indexed Account Allocation Date, the Holding Account Value will be transferred to the Indexed Account in accordance with your Account Allocation instructions or Maturing Segment Allocation instructions. The Holding Account Value is determined as described in the “Holding Account Value” provision. We will credit interest daily to the Holding Account as shown on the Policy Specifications.

Indexed Account Provisions

Indexed Account and Indexed Account Option(s) The Indexed Account is part of the general account assets of the Company and consists of Indexed Account Option(s) that are eligible for interest based on an outside Index (“Indexed Credits”) subject to the terms of this Policy. This Policy provides for one or more Indexed Account Option(s). Indexed Account Option(s) available under your Policy as of the Policy Date are shown in the Policy Specifications. We reserve the right, in our sole discretion, to add one or more Indexed Account Options. We also reserve the right, in our sole discretion, to withdraw one or more Indexed Account Option(s), but at least one Indexed Account Option will be available to you. If an Indexed Account Option is added or withdrawn, we will notify you.

If the Indexed Account becomes subject to registration under the Securities Act of 1933, we reserve the right, in our sole discretion, to terminate the Indexed Account. In such case, any money in a Segment will be moved to the Fixed Account and you will not be allowed to make any transfers to the Indexed Account. We will notify you if the Indexed Account is terminated and request Premium Allocation instructions.

Discontinuation of or Substantial Change to an Index If an Index is discontinued, or if an Index calculation changes substantially, we will select an alternative Index and will notify you and any assignee. Any substitution of an Index is subject to approval by the Interstate Insurance Product Regulation Commission (IIPRC).

Segment Each time a transfer is made from the Holding Account to the Indexed Account a new Segment is created. The new Segment is credited with any Index Credits on the Segment Maturity Date. You may establish more than one Segment on the same date if we provide more than one Indexed Account Option. Please refer to the Indexed Account Option(s) Specifications section(s) of the Policy Specifications for detailed information regarding the calculation of Index Credits.

Segment Date The date a Segment is created. Each Segment has its own Segment Date. Segment Months, Segment Durations, and Segment Maturity Dates are measured from this date. If a Segment Date, Segment Month, or Segment Maturity Date coincides with a weekend, customary holiday, or a date on which the New York Stock Exchange is closed, the value at the close of the next business day will be used.

Transfer Privilege Provisions

Transfer Privilege At any time while this Policy is In Force, other than during the Right to Examine Period, you have the right to transfer amounts among the Fixed Account and Sub-Account(s) available under this Policy and from the Fixed Account and Sub-Account(s) to the Indexed Account, subject to the “Rights of Owner” provision. Transfers from the Indexed Account can only be made on an Indexed Account Allocation Date through the Maturing Segment Allocation instructions that you have provided. All such transfers are subject to the following:

a.              Transfers may be made by Request, subject to our consent. Our consent is revocable upon Notice to you.

b.              Transfer Requests must be received in a form acceptable to us at the Administrator Mailing Address prior to the time of day set forth in the prospectus and on a Valuation Day in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next Valuation Day.

c.               We will not be responsible for (1) any liability for acting in good faith upon any transfer instructions given by internet or telephone, or (2) the authenticity of such instructions.

d.              A single transfer Request may consist of multiple transactions.

e.               The amount being transferred may not exceed the maximum transfer amount limit, if any then in effect as established by an Underlying Fund to which you have premium allocated.

f.                The amount being transferred may not be less than the Minimum Transfer Amount shown in the Policy Specifications unless the entire value of the Fixed Account or Sub-Account is being transferred.

g.               Any value remaining in the Fixed Account or a Sub-Account following a transfer may not be less than the Minimum Remaining Value of the Fixed Account or any Sub-Account(s) After a Transfer as shown in the Policy Specifications.

h.              Transfers involving Sub-Account(s) will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Sub-Account. The purchase or cancellation of such units will be made using Variable Accumulation Unit Values of the applicable Sub-Account for the Valuation Period during which the transfer is effective. Transfers involving Sub-Accounts will be subject to such additional terms and conditions as may be imposed by the corresponding Underlying Funds.

i.                  Transfers cannot be made from an open Segment.

j.                 We reserve the right to restrict the ability to reallocate all or part of a Segment Maturity Value to Sub- Account(s).

Transfer Fees We reserve the right to charge a fee for each transfer request in excess of the Policy Year’s maximum number of transfers as shown in Policy Specifications. The Transfer Fee will not exceed the Transfer Fee shown in the Table of Expense Charges and Fees of the Policy Specifications. Transfer fees may be deducted on a pro-rata basis from the Fixed Account and/or Sub-Account(s) from which the transfer is being made. Transfers from indexed account matured segments do not count against free transfers available.

Transfers from the Fixed Account Transfers from the Fixed Account will not be made prior to the first Policy Anniversary except as provided under the Dollar Cost Averaging or Automatic Rebalancing programs. The amount of all transfers in any Policy Year will not exceed the amount shown under the Limitations on Transfers from the Fixed Account in the Policy Specifications. We reserve the right to waive this limit.

Transfers from a Sub-Account Transfers which request that amounts be transferred from one or more Sub-Account(s) may be:

a.              refused if the Underlying Fund refuses a transfer request from us; or

b.              restricted or prohibited, based upon instructions received from the Underlying Fund as a result of the review of information about your trading activity which we have provided to the Underlying Fund.

Change of Terms and Conditions We reserve the right to limit or modify transfers that may have an adverse effect on other Policy Owners. Transfer rights may be restricted in any manner or terminated until the beginning of the next Policy Year if we determine that your use of the transfer right may disadvantage other Policy Owners.

Surrender Provisions

Surrender Upon Request, you may surrender this Policy for its Surrender Value while this Policy is In Force and the Insured is living. Surrender of this Policy is effective on the Valuation Day we receive both this Policy and your Request for surrender. All coverage under this Policy will terminate upon surrender for its Surrender Value. The payment of a full surrender prior to the Segment Maturity Date will result in the Guaranteed Minimum Annual Interest Rate Credited to a Maturing Segment being applied on a prorated basis to an open Segment on the date of surrender.

The Surrender Value will be paid in a lump sum unless you choose a settlement option we make available. Any deferment of payments will be subject to the “Deferment of Payments” provision.

Surrender Charges If you submit a Request for either a full surrender of this Policy or a decrease in Specified Amount, a charge will be assessed based on the Table of Surrender Charges shown in the Policy Specifications, subject to the conditions described in the provisions below.

Charge for Decrease in Specified Amount For decreases in Specified Amount, excluding full surrender of this Policy, the surrender charge, if any, will be calculated as described in the Table of Surrender Charges in the Policy Specifications.

The amount of any charge for a decrease in Specified Amount will be deducted from the Fixed Account and any Sub- Account(s) in the same proportion as the balances invested in the total of such account(s) as of the date on which the deduction is made. If insufficient value exists from in Fixed Account and any Sub-Account(s) to cover the charge for a decrease in Specified Amount, value will be deducted from the Holding Account. If insufficient value exists in the Holding Account, value will be deducted from the most recently opened Segment in the Indexed Account and will continue in successive order on a last in — first out basis until the cost of the charge for decrease in Specified Amount has been satisfied. If multiple Segments were opened on the same Indexed Account Allocation Date, a prorated portion will be taken from each Segment.

We may limit Requests for decreases in Specified Amount to the extent there is insufficient Surrender Value to cover the necessary charges.

Surrender Charge for Full Surrender Upon full surrender of this Policy, the surrender charge equals:

a.              the entire amount shown in the Table of Surrender Charges in the Policy Specifications;

b.              multiplied by one minus the percentage of Initial Specified Amount for which a surrender charge was previously assessed, if any.

In no event will the charge assessed upon a full surrender exceed the then current Accumulation Value less any Debt.

A new schedule of surrender charges will apply with respect to each increase in Specified Amount. For purposes of calculating charges for full surrenders of, or decreases in, such increased Specified Amounts, the amount of the increase will be considered a new “Initial Specified Amount”.

Partial Surrender (i.e. Withdrawal) Upon Request and subject to our consent, you may make a partial surrender from this Policy on any Valuation Day while this Policy is In Force. Our consent is revocable upon Notice to you. Any deferment of payment of a partial surrender will be subject to the “Deferment of Payments” provision.

The amount of the partial surrender Requested is subject to the Amount of Partial Surrenders as shown in the Policy Specifications.

The Specified Amount remaining after the partial surrender must be greater than the Minimum Specified Amount shown in the Policy Specifications. The amount of the partial surrender will be withdrawn from the Fixed Account and/or Sub- Account(s) in the same proportion as the balances invested in the total of such account(s) as of the date on which the deduction is made. If insufficient value exists in the Fixed Account and any Sub-Account(s) to cover the partial surrender, value will be deducted from the Holding Account. If insufficient value exists in the Holding Account, value will be deducted from the most recently opened Segment in the Indexed Account and will continue in successive order on a last in — first out basis until the amount of the partial surrender has been satisfied. If multiple Segments were opened on the same Indexed Account Allocation Date, a prorated portion will be taken from each Segment.

Any surrender from Sub-Account(s) will result in the cancellation of Variable Accumulation Units which have an aggregate value on the date of the surrender equal to the total amount by which each Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit Value of each Sub-Account determined at the close of the Valuation Period during which the surrender is effective.

Effect of Partial Surrenders on Accumulation Value and Specified Amount As of the end of the Valuation Day on which there is a partial surrender, the Accumulation Value will be reduced by the amount of the partial surrender.

If Death Benefit Option 1 is in effect, the Death Benefit Proceeds will be reduced. The Specified Amount may also be reduced. The amount of the reduction will be equal to the greater of:

a.              zero; or

b.              an amount equal to the amount of the partial surrender minus the greater of i) zero or ii) the result of [(1) minus (2)] divided by (3), where:

(1)         is an amount equal to the Accumulation Value on the Valuation Day immediately prior to the partial surrender multiplied by the applicable percentage shown in the Corridor Percentages Table in the Policy Specifications;

(2)         is the Specified Amount immediately prior to the partial surrender; and

(3)         is the applicable percentage shown in the Corridor Percentages Table in the Policy Specifications.

If Death Benefit Option 2 is in effect, the Death Benefit Proceeds will be reduced by the amount of the partial surrender. The Specified Amount will not be reduced.

If Death Benefit Option 3 is in effect, the Accumulated Premium and the Death Benefit Proceeds will be reduced by the amount of the partial surrender. If the amount of the partial surrender exceeds the Accumulated Premium, the Specified Amount will be reduced by the excess amount.

Loan Provisions

Loans If this Policy has Surrender Value available, we will grant a loan against the Policy provided:

a.              a loan agreement is properly executed; and

b.              you make a satisfactory assignment of this Policy to us. The Surrender Value of this Policy serves as the sole security for the loan.

There are two loan options available, a Fixed Loan or a Participating Loan. When Requesting a loan, you must select either a Fixed Loan or a Participating Loan option. If there is an existing loan on your Policy and you Request an additional loan, the new loan will be the same option as the existing loan unless you Request to switch loan options. If you choose to switch loan options, the existing and new loans will be the new loan option selected.

A Fixed Loan may be for any amount up to the then current Surrender Value. A Participating Loan may be for any amount up to the lesser of the current Surrender Value or the Accumulation Value allocated to the Holding Account and Indexed Account.

We reserve the right to limit the amount on any loan to 90% of the current Surrender Value. The amount borrowed will be paid within 7 calendar days of our receipt of your loan Request, except as specified in the “Deferment of Payments” provision.

Surrender Value enhancements provided under any Rider that may be attached to your Policy are not included in the amounts available for a loan.

The Minimum Loan Amount is shown in the Policy Specifications. We reserve the right to modify this amount in the future.

Fixed Loan We will withdraw an amount equal to the Fixed Loan from the Fixed Account and/or the Sub-Account(s) in the same proportion as the balances invested in the total of such account(s), unless you instruct us otherwise by Request. Such amounts will become part of the Loan Account. If the Fixed Account and Sub-Account(s) do not have sufficient value, additional value will be transferred out of the Holding Account and out of the Indexed Account. Any amount transferred from the Indexed Account will be from the most recently opened Segment(s) and will continue in successive order on a last in — first out basis. If multiple Segments were opened on the same Indexed Account Allocation Date, a prorated portion will be taken from each Segment. The outstanding loan balance at any time includes accrued interest on the Fixed Loan.

If an amount is transferred out of the Indexed Account for a Fixed Loan and within a 12 month period from the date of that transaction, either a premium payment or loan repayment is made, we reserve the right to:

a.              allocate the Net Premium Payment and/or Loan Repayment to the Fixed Account, and

b.              restrict transfers from the Fixed Account and/or the Sub-Account(s) into the Holding Account for allocation to the Indexed Account.

Participating Loan A loan against the Holding Account Value and Indexed Account Value where an amount equal to the Debt remains in the Holding Account and Indexed Account as allocated at the time the loan is taken, and not transferred to the Loan Account. The amount available for a Participating Loan is determined as the minimum of:

a.              this Policy’s Surrender Value; or

b.              the sum of the Holding Account Value plus Indexed Account Value.

Loan Account An amount equal to the amount of any Fixed Loan will be transferred out of the Fixed Account and/or Sub-Account(s), and if necessary from the Holding Account and the Indexed Account as described in the “Fixed Loan” provision, and into the Loan Account. Interest will be credited to the Loan Account as described in the “Interest Credited Under Loan Account” provision. Please refer to the “Loan Account Value” provision.

Interest Rate Charged on Fixed Loan Interest charged on the Fixed Loan will be at an annual rate as shown in the Policy Specifications, payable in arrears. Interest charged on the Fixed Loan accrues daily and is payable annually on each Policy Anniversary or as otherwise agreed to In Writing by you and us. If you do not pay the interest when it is due, the loan interest amount will be transferred out of the Fixed Account and any Sub-Account(s) in the same proportion as the balances invested in the total of such account(s) and into the Loan Account, unless both you and we agree otherwise by Request. If the Fixed Account and Sub-Account(s) do not have sufficient value, additional value will be transferred out of the Holding Account and out of the Indexed Account. Any amount transferred from the Indexed Account will be from the most recently opened Segment(s) and will continue in successive order on a last in — first out basis. If multiple Segments were opened on the same Indexed Account Allocation Date, a prorated portion will be taken from each Segment.

Interest Rate Charged on Participating Loan Interest charged on the Participating Loan will be at an annual rate as shown on the Policy Specifications, payable in arrears. Interest charged on the Participating Loan accrues daily and is payable annually on each Policy Anniversary or as otherwise agreed to In Writing by you and us. If you do not pay the interest when it is due, we will add the amount of interest to the loan.

Loan Repayment Debt may be repaid at any time during the lifetime of the Insured. The minimum loan repayment is the Minimum Loan Repayment Amount shown in the Policy Specifications or the amount of the outstanding Debt, if less. For a Participating Loan, Debt will be reduced by the amount of the loan repayment.

For a Fixed Loan, the Debt and the Loan Account Value will be reduced by the amount of any loan repayment. Any repayment of Debt, other than loan interest, will be allocated to the Fixed Account and/or Sub-Account(s), and/or Indexed Account in the same proportion in which Net Premium Payments are currently allocated.

Debt A loan against this Policy, unless repaid, will have an effect on the Surrender Value. A loan reduces the then Surrender Value while repayment of a loan increases the Surrender Value. Any Debt at time of settlement will reduce the Death Benefit Proceeds payable under this Policy.

If at any time the total Debt against this Policy, including interest accrued but not due, equals or exceeds the then current Accumulation Value less any applicable surrender charge, the Policy will enter the grace period as described in the “Grace Period” provision.

Annual Rebalancing of Holding Account and Indexed Account Due to Participating Loan On each Policy Anniversary, if Debt is greater than the Holding Account Value and Indexed Account Value, amounts will be withdrawn from the Fixed Account and any Sub-Account(s) in the same proportion as the balances invested in the total of such account(s) and transferred to the Holding Account until Debt equals the Holding Account Value and Indexed Account Value.

Converting from One Loan Option to the Other A conversion from one loan option to the other can be done only once in a twelve-month period and only after twelve months have elapsed from the date of the most recent loan, and the entire loan must be converted. When a loan is converted, interest will be charged at the interest rate in effect for the current loan option until the date of the conversion. From the date of conversion, interest is charged at the interest rate in effect under the new loan option.

Participating Loan to Fixed Loan Conversion On the day the Participating Loan is converted to a Fixed Loan, an amount equal to the loan principal will be transferred from the Fixed Account and/or Sub-Account(s) in the same proportion as the balances invested in the total of such account(s) into the Loan Account. If the Fixed Account and Sub- Account(s) do not have sufficient value, additional value will be transferred out of the Holding Account and out of the Indexed Account. Any amount transferred from the Indexed Account will be from the most recently opened Segment(s) and will continue in successive order on a last in — first out basis. If multiple Segments were opened on the same Indexed Account Allocation Date, a prorated portion will be taken from each Segment.

Fixed Loan to Participating Loan Conversion Unless otherwise Requested by you and agreed to by us, when a Fixed Loan is converted to a Participating Loan, the Loan Account Value will be transferred to the Indexed Account according to the Indexed Account Allocations that you have provided.

General Provisions

Annual Report We will send you a report at least once a year without charge showing the activity of this Policy for the past Policy Year. The report will show:

a.              The beginning and end dates of the report;

b.              the Accumulation Value as of the reporting date;

c.               premiums paid, interest and amount credited to the Accumulation Value since the last report;

d.              the current death benefit;

e.               the current Policy values;

f.                any Premium Load, Administrative Fees, Monthly Deductions, Cost of Insurance, and partial surrenders deducted since the last report;

g.               outstanding Debt; and

h.              a notice if the Surrender Value will not keep this Policy In Force until the end of the next Policy Year unless further premium payments are paid.

This report will also include any other information required under federal law and the laws and regulations of the state in which this Policy is delivered.

Compliance with the Internal Revenue Code This Policy is intended to qualify as life insurance under the Internal Revenue Code. The Death Benefit Proceeds provided by this Policy are intended to qualify for the tax treatment accorded to life insurance under Federal law. If at any time the premium paid under this Policy exceeds the amount allowable for such qualification, we will refund the premium to you with interest within 60 days after the end of the Policy Year in which the premium was received. The interest rate used on any refund will be the excess premium’s pro rata rate of return on the contract until the date we notify you that the excess premium and the earnings on such excess premium have been removed from this Policy. Any interest may be taxable to you.

We reserve the right to increase the Death Benefit (which may result in larger charges under this Policy) or to take any other action deemed necessary to maintain this Policy’s compliance with the federal tax definition of life insurance. We also reserve the right to refuse to make any change in the Specified Amount or any other change if such change would cause this Policy to fail to qualify as life insurance under the Internal Revenue Code.

Conformity with Interstate Insurance Product Regulation Commission Standards This Policy was approved under the authority of the Interstate Insurance Product Regulation Commission (the Commission) and issued under the Commission Standards. On this provision’s effective date, any provision of this Policy that is in conflict with the Commission Standards for this product type is hereby amended to the Commission Standards for this product type as of the provision’s effective date.

Deferment of Payments Any amounts payable as a result of loans, full surrender, or partial surrenders (i.e. withdrawals) will be paid within 7 calendar days after we receive your Request. However, payment of amounts from the Sub-Account(s) may be postponed until the next Valuation Day. Additionally, we reserve the right to defer the payment of such amounts from the Fixed Account, Holding Account, and Indexed Account for up to 6 months from the date we receive your Request. During any such deferred period, the amount payable will bear interest as required by law. However, a loan or partial surrender for payment of premium to us will not be deferred.

Modified Endowment Only with your Election, provided at the time of application or a later date, will this Policy be allowed to become a modified endowment contract under the Internal Revenue Code. Otherwise, if at any time the premiums paid under this Policy exceed the limit for avoiding modified endowment contract status, the excess premium will be held in a separate deposit fund, credited with interest, and will be used to pay future premium payments. The funds held in the separate deposit fund are not considered part of your Accumulation Value, and any interest may be taxable and you should consult a tax advisor if you have questions regarding this. If you instead elect to have the excess premium refunded to you, we will refund the excess premium to you with interest within sixty days after the end of the Policy Year in which the premium was received. The interest rate used on any refund or credited to the separate deposit fund created by this provision will be a rate of interest that we declare from time to time. Any interest may be taxable to you.

Payment of Proceeds Proceeds mean the amount payable:

a.              upon the full surrender of this Policy; or

b.              upon the Insured’s death.

Upon the Insured’s death, while this Policy is still In Force, the Proceeds payable will be the Death Benefit Proceeds. Such Death Benefit Proceeds are payable subject to receipt of Due Proof of Death of the Insured. If the Insured dies within the grace period, we will deduct any overdue Monthly Deductions from the Death Benefit Proceeds plus interest, if applicable.

If this Policy is surrendered before the Insured’s death, the Proceeds payable upon full surrender will be the Surrender Value.

The Proceeds payable under this Policy are subject to the adjustments described in the following provisions:

a.              “ Misstatement of Age or Sex”;

b.              “ Incontestability”;

c.               “ Suicide”;

d.              “ Effect of Partial Surrenders on Accumulation Value and Specified Amount”;

e.               “ Grace Period”;

f.                “ Debt”; and

g.               “ Premium Refund” at the Insured’s Death.

We may require return of this Policy when settlement is made. Proceeds will be paid in a lump sum unless you choose a settlement option we make available.

Projection of Benefits and Values Upon your Request, we will provide a projection of illustrative future Death Benefit Proceeds and Policy values once a year without charge. Additional projections are available at any time upon Request. If you Request more than one projection in a year, we reserve the right to charge a fee not to exceed $10.00 for each additional projection.

Effect of Policy on Riders Provisions

Effect of Policy on Riders Any reference to the following terms contained in any Rider attached to this Policy will be modified as follows:

a.              “Variable Account” will mean “Separate Account” as defined in this Policy;

b.              “Date of Issue” will mean “Policy Date” as defined in this Policy;

c.               “Schedule 1” will mean “Table of Surrender Charges shown in the Policy Specifications”; and

d.              “Schedule 4” will mean “Corridor Percentages Table shown in the Policy Specifications”.

If any of the following Riders or Endorsements are attached to this Policy, the Riders and Endorsements will be amended as follows:

Accelerated Benefits Rider: “Cash Value” will mean “Accumulation Value” as defined in this Policy. In addition, item (4) of the “Termination” provision is revised to read “Upon the Insured’s Attained Age 121”.

Change of Insured Benefit Rider: “Net Accumulation Value” will mean “Surrender Value” as defined in this Policy.

Effect of Riders on Policy Provisions

Effect of Riders on Policy Provisions If any Riders are attached to and made part of this Policy, Policy provisions and definitions may be impacted, including those concerning premiums and Policy values. READ YOUR POLICY AND RIDERS CAREFULLY.

Settlement Options

Payment When the Insured dies while this Policy is In Force, Death Benefit Proceeds will be paid in a lump sum unless you elect to receive Death Benefit Proceeds under a settlement option. Any settlement option benefits at the time of their commencement will not be less than those that would be provided by the application of Death Benefit Proceeds to purchase a single consideration immediate annuity contract at the purchase rates offered by us at the time to the same class of annuitants whether the annuity benefits are payable in fixed or variable amounts or both. All or part of the Death Benefit Proceeds may be applied under one or more of the settlement options shown below. The rights to elect and receive payments under a settlement option are subject to the conditions stated in this provision.

You may make, change or revoke an Election at any time prior to the Insured’s death. Following the Insured’s death, a Beneficiary may elect an option if you have not elected one or if Death Benefit Proceeds are payable in one sum. A Beneficiary will always have the option to elect to receive a lump sum payment, but otherwise may make a change in payment under a settlement option you elect only if you provided for it in your Election.

A change of Beneficiary automatically cancels a previous Election of a settlement option.

If this Policy is assigned, the assignee’s portion of Death Benefit Proceeds will be paid in one sum. Any balance of Death Benefit Proceeds may be applied under a settlement option.

The amount applied under an option for the benefit of any Beneficiary must be at least $2,500. The amount of each payment under an option must be at least $25.00

If Death Benefit Proceeds are payable to an executor, administrator, trustee, corporation, partnership or association, payment will be in one sum unless we agree to payment under a settlement option.

Options

1.              Income for a Fixed Period Monthly installments will be paid for a period agreed upon.

2.              Life Income Monthly installments will be paid as elected under a., b., or c.:

a.              Life Only Installments will be paid for as long as the payee lives.

b.              Guaranteed Period Installments will be paid during the guaranteed period. After that, installments will be paid for as long as the payee lives.

c.               Installment Refund Installments will be paid until the sum of payments equals all Death Benefit Proceeds retained. After that, installments will be paid for as long as the payee lives.

The amount of each installment is determined by the payee’s age nearest birthday when payments begin.

3.              Income of Fixed Amount Monthly installments will be paid in an amount agreed upon until Death Benefit Proceeds and interest are exhausted.

4.              Annuity Settlement Option Instead of any other settlement option, the Death Benefit Proceeds may be used to provide an income which will not be less than the income provided by our Single Premium Immediate Annuity rates and rules in effect on the date the Death Benefit Proceeds are payable. The amount of each installment will be adjusted to make it payable at the beginning of the payment period.

The amount of each installment based on our Single Premium Immediate Annuity is determined by the payee’s age nearest birthday when installments begin.

Guaranteed Basis of Calculation for Payment Option Installments:

Option 1 and 3:                                 1.00% interest compounded annually.

Option 2:                                                                   1.00% interest compounded annually and the Annuity 2000 Mortality Table projected to 2030 and then generational mortality improvement applied using projection scale G.

When Installment Payments Begin Payments are made at the beginning of each payment period. Payments periods begin on the date Death Benefit Proceeds become due and payable.

Guaranteed and Excess Interest Payments are calculated at the guaranteed interest rate as shown in the Settlement Option Tables. When we declare more than that rate, the excess will be paid as part of each payment under Options 1 and 3 and under Option 2 for the Guaranteed Period and Installment Refund.

Claims of Creditors The Death Benefit Proceeds and any income payments under this Policy will be exempt from the claims of creditors to the extent permitted by law.

Other Conditions and Provisions Before payments begin under a settlement option, this Policy must be exchanged for a supplementary contract expressing the terms of settlement.

Unless otherwise provided in the supplementary contract, the present value of any payments due after the death of the last surviving payee will be paid to the payee’s estate.

Any Debt will decrease the amount placed under a settlement option unless the Debt is paid before installment payments begin.

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The Lincoln National Life Insurance Company

INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ADJUSTABLE LIFE INSURANCE POLICY WITH OPTIONAL INDEXED FEATURES

Death Benefit Proceeds are payable if the Insured dies while this Policy is In Force. Investment results are reflected in Policy benefits. The Surrender Value is payable upon surrender of this Policy. Flexible premiums are payable to the earlier of the Insured’s Attained Age 121 or the Insured’s death. Planned Premium payments and additional Riders and/or benefits are shown in the Policy Specifications. Accumulation Value allocated to the Indexed Account may be affected by an external Index; however, the Indexed Account does not directly participate in any stock or equity investment. This Policy is non-participating; it is not eligible for dividends.

Policy Specifications

Policy Number [SPECIMEN]

Insured:	[JOHN DOE]	Issue Age and Sex:	[35] [MALE]

Premium Class:	[STANDARD NON-TOBACCO]

Owner:	[JOHN DOE]

Initial Specified Amount:	$[100,000]	Policy Date:	[AUGUST 1, 2018]
Minimum Specified Amount:	$[100,000]	Date of Issue:	[AUGUST 1, 2018]
Monthly Anniversary Day:	[01]

Plan of Insurance:	INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ADJUSTABLE LIFE INSURANCE

Separate Account:	[Lincoln Life Flexible Premium Variable Life Account M]

[Benefit Selection Option:	[20]%. If the Insured is still living and this Policy is still In Force at the Insured’s Attained Age [121], the Specified Amount will automatically be reduced by [20]%.]

Death Benefit Option:	[1 (Level)]

[ Death Benefit Option 2 Factor:	[115.00]% ]

[ Death Benefit Option 3 Limit:	$[50,000,000.00]

NOTE: This Policy provides life insurance coverage to the death of the Insured if sufficient premiums are paid.

The duration of coverage will depend on the amount, timing, and frequency of premium payments, Premium Loads, interest credited, Cost of Insurance, Administrative Fees, investment performance of the Separate Account, any loans or partial surrenders and the cost of additional benefits. The Planned Premium may need to be increased to keep this Policy and the coverage In Force.

Premium Payments:	Planned Premium: $[825.00]
Premiums payable until the Insured’s Attained Age [121]. Additional premium payments may vary by frequency or amount.

Payment Mode:	[ANNUALLY]

Minimum Additional Premium Payment Amount:	No premium payment may be less than $[200.00] Annually or $[15.00] if paid by electronic funds transfer.

Beneficiary:	[As named in the application for this Policy, unless later changed.]

Guaranteed Minimum Fixed Account Interest Rate:	[1.00]% annual effective rate ([0.00272616]% daily)

Guaranteed Minimum Persistency Bonus Rate Credited to Fixed Account and Sub- Accounts:	[0.01]% annual effective rate ([0.000833%]% monthly) in Policy Year(s) [3 and thereafter].

ICC18-VUL684-1	Page 3 - 1 of 2

Minimum Specified Amount Increase:	$[1,000]

Maximum Attained Age for a Specified Amount Increase:	Increases in Specified Amount not allowed after the Insured reaches Attained Age [85].

Maximum Number of Specified Amount Increases per Policy Year:	[Increases not allowed] in Policy Year [1]; and [1] in Policy Year [2] and thereafter.

Minimum Specified Amount Decrease:	$[1,000]

Maximum Number of Specified Amount Decreases per Policy Year:	[Decreases not allowed] in Policy Year [1]; and [1] in Policy Year [2] and thereafter.

Loan Information

Minimum Loan Amount:	$[500.00]

Minimum Loan Repayment Amount:	$[25.00]

Fixed Loans

Fixed Loan Interest Rate Charged:	[4.00]% annual effective rate in Policy Years [1-10]; and [3.00]% annual effective rate in Policy Years [11] and thereafter].

Loan Account Credited Interest Rate:	[3.00]% annual effective rate ([0.00809863]% daily) in [all] Policy Years.

Partial Surrenders

Amount of Partial Surrenders:

Must be at least $500.00; and/or not more than 90.00% of the Surrender Value of this policy as of the end of the Valuation Period ending on the Valuation Day on which the request is received in a form acceptable to us.

Transfers

Minimum Transfer Amount:	$[50] or the entire value of the Fixed Account or Sub-Account being transferred, whichever is less.

Minimum Remaining Value of the Fixed Account or any Sub-Account(s) After a Transfer:	$100.00 unless the entire value of the Fixed Account or Sub- Account(s) is being transferred.

Limitation on Transfers from the Fixed Account:

Cannot exceed the greater of [25.00]% of the Fixed Account Value as of the immediately preceding Policy Anniversary; or the total dollar amount transferred from the Fixed Account in the immediately preceding Policy Year.

Account(s) available from which to transfer funds for Dollar Cost Averaging:	[money market Sub-Account Fixed Account (may be elected at policy issue only)]

Page 3 - 2 of 2

Riders and Benefits Charges

[No riders/benefits have been elected.]

[Page 3a - 1 of 1]

Table of Surrender Charges

See Surrender Provisions for an explanation of when this table will be used.

Policy Year	Surrender Charge as of Beginning of Policy Year
[1	[$3,041.00
2	$2,991.00
3	$2,941.00
4	$2,891.00
5	$2,840.00
6	$2,790.00
7	$2,739.00
8	$2,688.00
9	$2,636.00
10	$2,584.00
11	$2,196.00
12	$1,771.00
13	$1,361.00
14	$968.00
15	$591.00
16 and thereafter]	$0.00]

Calculation of Surrender Charge for Decrease in Specified Amount

For decreases in Specified Amount, excluding full surrender of this Policy, the charge will be calculated as (1) divided by (2), then multiplied by (3), where:

(1)         is the amount of the decrease;

(2)         is the Initial Specified Amount; and

(3)         is the then applicable surrender charge from the Table of Surrender Charges shown above.

However, no charge will be applied where the decrease is caused by a partial surrender.

Page 3b

Table of Expense Charges and Fees

The following expenses and fees are charged under this Policy:

Guaranteed Maximum Premium Load

We will deduct a Premium Load from each premium payment. The Premium Load is calculated by multiplying each premium payment by the applicable percentage, which will not exceed the amount(s) shown below. After the Insured’s Attained Age 121, no further premium payments may be made.

[5.00]%	for Policy Year(s) [1 and thereafter].

Cost of Insurance

See the “Cost of Insurance” provision. The Net Amount at Risk Discount Factor used in that provision is [1.01].

Guaranteed Maximum Monthly Administrative Fee

The Monthly Administrative Fee equals (1) plus (2) plus (3), where:

(1)         is a monthly fee of $[15.00] until the Insured’s Attained Age 121;

(2)         [is a monthly charge of $[0.26700] per $1,000 of Initial Specified Amount for [240] Policy Months]; and

(3)         is a monthly charge per $1,000 for any increase in Specified Amount for [240] Policy Months following the date of increase.

The rate used to calculate the charges described in (2) and (3) above is based on the Insured’s sex, Premium Class, age (Issue Age for the charges in (2) or Attained Age on the date of the increase for the charges in (3)), and the Benefit Selection Option, if any.

Guaranteed Maximum Mortality and Expense Risk (“M&E”) Charge Rate

[0.25]% annually ([0.00068408]% daily) in [all] Policy Years until the Insured’s Attained Age 121.

Transfer Fee

$[25.00] per transfer request for each transfer request in excess of [24] during any Policy Year.

Page 3c

Table of Guaranteed Maximum Cost of Insurance Rates

The monthly Cost of Insurance rates per $1,000 of net amount at risk are based on the Insured’s sex, Premium Class, Attained Age, and the Policy Year but will not exceed the rates shown in the table below in accordance with the [Ultimate 2017 CSO Male/Female, Unismoke, age nearest birthday] mortality table. If the Insured is in a rated Premium Class, the Guaranteed Maximum Cost of Insurance Rates shown in the table below will be adjusted to reflect the applicable Risk Factor and/or Flat Extra Monthly Insurance Cost, if any, shown in the Policy Specifications and described in the “Cost of Insurance Rates” provision.

Policy Year	Monthly Rate	Policy Year	Monthly Rate	Policy Year	Monthly Rate
[1	0.11424	31	0.89102	61	23.37872
2	0.12509	32	0.98280	62	25.34288
3	0.13510	33	1.07972	63	27.50320
4	0.14679	34	1.18520	64	29.93855
5	0.15847	35	1.30347	65	32.62173
6	0.17183	36	1.44137	66	35.52075
7	0.18435	37	1.60492	67	38.34193
8	0.19521	38	1.79597	68	41.25059
9	0.20022	39	2.01723	69	44.19525
10	0.20607	40	2.26637	70	47.11985
11	0.21191	41	2.54019	71	49.95900
12	0.21776	42	2.83633	72	52.64655
13	0.22277	43	3.15587	73	56.64956
14	0.22862	44	3.50426	74	61.08167
15	0.23447	45	3.89660	75	66.01938
16	0.24450	46	4.34484	76	71.55390
17	0.25787	47	4.86386	77	77.81151
18	0.27375	48	5.43719	78	78.42505
19	0.29214	49	6.15319	79	79.03858
20	0.31304	50	6.98107	80	79.65212
21	0.33813	51	7.94388	81	80.26565
22	0.36657	52	9.06066	82	80.87919
23	0.39921	53	10.33802	83	81.49272
24	0.43604	54	11.78270	84	82.10626
25	0.47960	55	13.34948	85	82.71979
26	0.52904	56	15.02480	86	83.33333
27	0.58689	57	16.75714	87 and	0.00000]
28	0.65150	58	18.50019	later
29	0.72455	59	20.24352
30	0.80522	60	21.89612

Page 3d

Corridor Percentages Table

Death Benefit Qualification Test: [Guideline Premium Test]

See the “Death Benefit Proceeds” provision and “Income Tax on Death Benefits” provision for an explanation of how this table will be used.

Insured’s Attained Age	Corridor Percentage	Insured’s Attained Age	Corridor Percentage

[35	250%	70	115%
36	250%	71	113%
37	250%	72	111%
38	250%	73	109%
39	250%	74	107%
40	250%	75	105%
41	243%	76	105%
42	236%	77	105%
43	229%	78	105%
44	222%	79	105%
45	215%	80	105%
46	209%	81	105%
47	203%	82	105%
48	197%	83	105%
49	191%	84	105%
50	185%	85	105%
51	178%	86	105%
52	171%	87	105%
53	164%	88	105%
54	157%	89	105%
55	150%	90	105%
56	146%	91	104%
57	142%	92	103%
58	138%	93	102%
59	134%	94	101%
60	130%	95	100%]
61	128%	and later
62	126%
63	124%
64	122%
65	120%
66	119%
67	118%
68	117%
69	116%

Page 3e

No-Lapse Provision:	No-Lapse Premium: $[32.08] monthly No-Lapse Period: [20] Policy Years

No-Lapse Test: The No-Lapse Test is met as long as (a) is at least equal to (b), where:

(a)         is an amount equal to the sum of all premium payments less any partial surrenders (i.e. withdrawals) accumulated at [4.00]% annual interest, less any Debt; and

(b)         is an amount equal to the sum of the corresponding No-Lapse Premiums above due since the Policy Date, accumulated at [4.00]% annual interest.

Page 3f

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Policy Specifications

Policy Number [SPECIMEN]

Insured:	[JOHN DOE]	Issue Age and Sex:	[35] [MALE]

Premium Class:	[STANDARD NON-TOBACCO]

Owner:	[JOHN DOE]

Initial Specified Amount:	$[100,000]	Policy Date:	[AUGUST 1, 2018]
Minimum Specified Amount:	$[100,000]	Date of Issue:	[AUGUST 1, 2018]
Monthly Anniversary Day:	[01]

Plan of Insurance:	INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ADJUSTABLE LIFE INSURANCE WITH OPTIONAL INDEXED FEATURES

Separate Account:	[Lincoln Life Flexible Premium Variable Life Account M]

[Benefit Selection Option:	[20]%. If the Insured is still living and this Policy is still In Force at the Insured’s Attained Age [121], the Specified Amount will automatically be reduced by [20]%.]

Death Benefit Option:	[1 (Level)]

[ Death Benefit Option 2 Factor:	[115.00]% ]

[ Death Benefit Option 3 Limit:	$[50,000,000.00]

NOTE: This Policy provides life insurance coverage to the death of the Insured if sufficient premiums are paid.

The duration of coverage will depend on the amount, timing, and frequency of premium payments, Premium Loads, interest credited, Index Credits, if any, Cost of Insurance, Administrative Fees, investment performance of the Separate Account, any loans or partial surrenders and the cost of additional benefits. The Planned Premium may need to be increased to keep this Policy and the coverage In Force.

Premium Payments:	Planned Premium: $[825.00]
Premiums payable until the Insured’s Attained Age [121]. Additional premium payments may vary by frequency or amount.

Payment Mode:	[ANNUALLY]

Minimum Additional Premium Payment Amount:	No premium payment may be less than $[200.00] Annually or $[15.00] if paid by electronic funds transfer.

Beneficiary:	[As named in the application for this Policy, unless later changed.]

Guaranteed Minimum Fixed Account Interest Rate:	[1.00]% annual effective rate ([0.00272616]% daily)

Guaranteed Minimum Persistency Bonus Rate Credited to Fixed Account and Sub- Accounts:	[0.01]% annual effective rate ([0.000833%]% monthly) in Policy Year(s) [3] and thereafter].

ICC18-VUL685-1	Page 3 - 1 of 2

Minimum Specified Amount Increase:	$[1,000]

Maximum Attained Age for a Specified Amount Increase:	Increases in Specified Amount not allowed after the Insured reaches Attained Age [85].

Maximum Number of Specified Amount Increases per Policy Year:	[Increases not allowed] in Policy Year [1]; and [1] in Policy Year [2] and thereafter.

Minimum Specified Amount Decrease:	$[1,000]

Maximum Number of Specified Amount Decreases per Policy Year:	[Decreases not allowed] in Policy Year [1]; and [1] in Policy Year [2] and thereafter.

Loan Information

Minimum Loan Amount:	$[500.00]

Minimum Loan Repayment Amount:	$[25.00]
Fixed Loans

Fixed Loan Interest Rate Charged:	[4.00]% annual effective rate in Policy Years [1-10]; and [3.00]% annual effective rate in Policy Years [11] and thereafter].

Loan Account Credited Interest Rate:	[3.00]% annual effective rate ([0.00809863]% daily) in [all] Policy Years.

Participating Loans

Participating Loan Interest Rate Charged:	[5.50]% annual effective rate in [all] Policy Years.

Partial Surrenders

Amount of Partial Surrenders:

Must be at least $500.00; and/or not more than 90.00% of the Surrender Value of this policy as of the end of the Valuation Period ending on the Valuation Day on which the request is received in a form acceptable to us.

Transfers

Minimum Transfer Amount:	$[50] or the entire value of the Fixed Account or Sub-Account being transferred, whichever is less.

Minimum Remaining Value of the Fixed Account or any Sub-Account(s) After a Transfer:	$100.00 unless the entire value of the Fixed Account or Sub- Account(s) is being transferred.

Limitation on Transfers from the Fixed Account:

Cannot exceed the greater of [25.00]% of the Fixed Account Value as of the immediately preceding Policy Anniversary; or the total dollar amount transferred from the Fixed Account in the immediately preceding Policy Year.

Account(s) available from which to transfer funds for Dollar Cost Averaging:	[money market Sub-Account Fixed Account (may be elected at policy issue only)]

Page 3 - 2 of 2

Riders and Benefits Charges

[No riders/benefits have been elected.]

[Page 3a - 1 of 1]

Table of Surrender Charges

See Surrender Provisions for an explanation of when this table will be used.

Policy Year	Surrender Charge as of Beginning of Policy Year
[1	[$3,041.00
2	$2,991.00
3	$2,941.00
4	$2,891.00
5	$2,840.00
6	$2,790.00
7	$2,739.00
8	$2,688.00
9	$2,636.00
10	$2,584.00
11	$2,196.00
12	$1,771.00
13	$1,361.00
14	$968.00
15	$591.00
16 and thereafter]	$0.00]

Calculation of Surrender Charge for Decrease in Specified Amount

For decreases in Specified Amount, excluding full surrender of this Policy, the charge will be calculated as (1) divided by (2), then multiplied by (3), where:

(1)         is the amount of the decrease;

(2)         is the Initial Specified Amount; and

(3)         is the then applicable surrender charge from the Table of Surrender Charges shown above.

However, no charge will be applied where the decrease is caused by a partial surrender.

Page 3b

Table of Expense Charges and Fees

The following expenses and fees are charged under this Policy:

Guaranteed Maximum Premium Load

We will deduct a Premium Load from each premium payment. The Premium Load is calculated by multiplying each premium payment by the applicable percentage, which will not exceed the amount(s) shown below. After the Insured’s Attained Age 121, no further premium payments may be made.

[5.00]%	for Policy Year(s) [1 and thereafter].

Cost of Insurance

See the “Cost of Insurance” provision. The Net Amount at Risk Discount Factor used in that provision is [1.01].

Guaranteed Maximum Monthly Administrative Fee

The Monthly Administrative Fee equals (1) plus (2) plus (3) plus (4), where:

(1)         is a monthly fee of $[15.00] until the Insured’s Attained Age 121;

(2)         [is a monthly charge of $[0.26700] per $1,000 of Initial Specified Amount for [240] Policy Months];

(3)         is a monthly charge per $1,000 for any increase in Specified Amount for [240] Policy Months following the date of increase; and

(4)         is the Indexed Account Asset Charge which is a monthly charged rate of [0.00833000%] for the first [180] Policy Months from the Policy Date and is multiplied by the sum of the value in the Holding Account and the Indexed Account.

The rate used to calculate the charges described in (2) and (3) above is based on the Insured’s sex, Premium Class, age (Issue Age for the charges in (2) or Attained Age on the date of the increase for the charges in (3)), and the Benefit Selection Option, if any.

Guaranteed Maximum Mortality and Expense Risk (“M&E”) Charge Rate

[0.25]% annually ([0.00068408]% daily) in [all] Policy Years until the Insured’s Attained Age 121.

Transfer Fee

$[25.00] per transfer request for each transfer request in excess of [24] during any Policy Year.

Page 3c

Table of Guaranteed Maximum Cost of Insurance Rates

The monthly Cost of Insurance rates per $1,000 of net amount at risk are based on the Insured’s sex, Premium Class, Attained Age, and the Policy Year but will not exceed the rates shown in the table below in accordance with the [Ultimate 2017 CSO Male/Female, Unismoke, age nearest birthday] mortality table. If the Insured is in a rated Premium Class, the Guaranteed Maximum Cost of Insurance Rates shown in the table below will be adjusted to reflect the applicable Risk Factor and/or Flat Extra Monthly Insurance Cost, if any, shown in the Policy Specifications and described in the “Cost of Insurance Rates” provision.

Policy Year	Monthly Rate	Policy Year	Monthly Rate	Policy Year	Monthly Rate

[1	0.11424	31	0.89102	61	23.37872
2	0.12509	32	0.98280	62	25.34288
3	0.13510	33	1.07972	63	27.50320
4	0.14679	34	1.18520	64	29.93855
5	0.15847	35	1.30347	65	32.62173
6	0.17183	36	1.44137	66	35.52075
7	0.18435	37	1.60492	67	38.34193
8	0.19521	38	1.79597	68	41.25059
9	0.20022	39	2.01723	69	44.19525
10	0.20607	40	2.26637	70	47.11985
11	0.21191	41	2.54019	71	49.95900
12	0.21776	42	2.83633	72	52.64655
13	0.22277	43	3.15587	73	56.64956
14	0.22862	44	3.50426	74	61.08167
15	0.23447	45	3.89660	75	66.01938
16	0.24450	46	4.34484	76	71.55390
17	0.25787	47	4.86386	77	77.81151
18	0.27375	48	5.43719	78	78.42505
19	0.29214	49	6.15319	79	79.03858
20	0.31304	50	6.98107	80	79.65212
21	0.33813	51	7.94388	81	80.26565
22	0.36657	52	9.06066	82	80.87919
23	0.39921	53	10.33802	83	81.49272
24	0.43604	54	11.78270	84	82.10626
25	0.47960	55	13.34948	85	82.71979
26	0.52904	56	15.02480	86	83.33333
27	0.58689	57	16.75714	87 and	0.00000]
28	0.65150	58	18.50019	later
29	0.72455	59	20.24352
30	0.80522	60	21.89612

Page 3d

Corridor Percentages Table

Death Benefit Qualification Test: [Guideline Premium Test]

See the “Death Benefit Proceeds” provision and “Income Tax on Death Benefits” provision for an explanation of how this table will be used.

Insured’s Attained Age	Corridor Percentage	Insured’s Attained Age	Corridor Percentage

[35	250%	70	115%
36	250%	71	113%
37	250%	72	111%
38	250%	73	109%
39	250%	74	107%

40	250%	75	105%
41	243%	76	105%
42	236%	77	105%
43	229%	78	105%
44	222%	79	105%

45	215%	80	105%
46	209%	81	105%
47	203%	82	105%
48	197%	83	105%
49	191%	84	105%

50	185%	85	105%
51	178%	86	105%
52	171%	87	105%
53	164%	88	105%
54	157%	89	105%

55	150%	90	105%
56	146%	91	104%
57	142%	92	103%
58	138%	93	102%
59	134%	94	101%

60	130%	95	100%]
61	128%	and later
62	126%
63	124%
64	122%

65	120%
66	119%
67	118%
68	117%
69	116%

Page 3e

No-Lapse Provision:	No-Lapse Premium: $[32.08] monthly No-Lapse Period: [20] Policy Years

No-Lapse Test: The No-Lapse Test is met as long as (a) is at least equal to (b), where:

(a)         is an amount equal to the sum of all premium payments less any partial surrenders (i.e. withdrawals) accumulated at [4.00]% annual interest, less any Debt; and

(b)         is an amount equal to the sum of the corresponding No-Lapse Premiums above due since the Policy Date, accumulated at [4.00]% annual interest.

Page 3f

Holding Account Specifications

Guaranteed Minimum Holding Account Interest Rate:	[1.00]% annual effective rate ([0.00272616]% daily)

Indexed Account Specifications

Initial Indexed Account Allocation Date:	[The 15th day of the calendar month following the date we process payment of the initial premium.]

[Monthly] Indexed Account Allocation Date:	[The 15th day of each subsequent calendar month following the Initial Indexed Account Allocation Date.]

Segment Date:	The date a Segment is created.

Segment Month:

Beginning when a Segment is created (the Segment Date) until the Segment Maturity Date, the period of time measured from the beginning of the [15th] day of each calendar month to the end of the [14th] day of the subsequent calendar month.

Monthly Segment Balance:

The value of the Segment at the end of each Segment Month. It is determined by taking the value of the Segment on the Segment Date less any withdrawals from the Segment through the end of each Segment Month.

If the Segment does not have a positive value at the end of a Segment Month, a Monthly Segment Balance of zero will be used for that month.

Average Monthly Segment Balance:	The sum of all Monthly Segment Balances for the entire Segment Duration divided by 12.

Segment Maturity Date:	The date each Segment matures, which is determined from the Segment Date plus the Segment Duration.

Segment Maturity Value:	The Monthly Segment Balance on the Segment Maturity Date plus any Index Credit.

Page 3g

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Policy Specifications

Policy Number [SPECIMEN]

Indexed Account Option Specifications

Name of Indexed Account Option:	[1-Year Point-to-Point Conserve Indexed Account — Capped with 1% Floor]
Index:	[“S & P 500®”]
Segment Duration:	[1 Year]
Guaranteed Index Participation Rate:	[100.00]%
Guaranteed Minimum Index Growth Cap:	[1.00]%
Guaranteed Minimum Annual Interest Rate Credited to a Maturing Segment:	[1.00]%

Index Credits

Index Credits are calculated separately for each Segment on the Segment Maturity Date. An Index Credit is not calculated or credited to a Segment before the Segment Maturity Date. The payment of a full surrender prior to the Segment Maturity Date will result in the Guaranteed Minimum Annual Interest Rate Credited to a Maturing Segment being applied on a prorated basis. The Index Credit on the Segment Maturity Date is equal to (a x b) where:

a.              is the Index Growth Rate; and

b.              is the Average Monthly Segment Balance.

Index Growth Rate

We will determine the Index Growth Rate used in determining the Index Credit subject to any guaranteed factors for the Indexed Account as shown above. The Index Growth Rate is equal to [(a/b) — 1] x c; not to exceed d, and no less than e, where:

a.              is the Closing Value of the Index as of the Segment Maturity Date;

b.              is the Closing Value of the Index as of the Segment Date;

c.               is the Index Participation Rate;

d.              is the Index Growth Cap in effect on the Segment Date; and

e.               is the Guaranteed Minimum Annual Interest Rate Credited to a Maturing Segment.

ICC18-PS-1CIAC-1	Page [4aa - 1 of 2]

Indexed Account Option Specifications

Name of Indexed Account Option:	[1-Year Point-to-Point Conserve Indexed Account — Capped with 1% Floor] (Continued)

Index Participation Rate

A factor used in calculating the Index Growth Rate and the Index Credit applicable to a Segment. The Guaranteed Index Participation Rate is shown above.

Index Growth Cap

A factor used in calculating the Index Growth Rate and the Index Credit applicable to a Segment. We will declare the Index Growth Cap applicable to a Segment at the beginning of the Segment Year. We guarantee that the Index Growth Cap will never be less than the Guaranteed Minimum Index Growth Cap shown above. A higher Index Growth Cap may be applied as determined by us.

Index Disclaimers

Index-linked returns do not include the portion of returns generated by the underlying Index that come from dividends; and the elements used in determining the credited rate from the Index are not guaranteed and can be changed by us, subject to the guarantees in the Policy and that any such changes can affect the return.

[The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company. Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by The Lincoln National Life Insurance Company. The Lincoln National Life Insurance Company’s product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.]

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